Exhibit 10.8

THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PWP HOLDINGS LP
a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.
dated as of February 5, 2025

i

EXHIBIT A:     EXAMPLES REGARDING ADJUSTMENT FACTOR
EXHIBIT B-1:     FORM OF LIMITED PARTNER ELECTION OF EXCHANGE
EXHIBIT B-2:     FORM OF ADCO PROFESSIONALS PARTNER ELECTION OF EXCHANGE
EXHIBIT C:     RELEASE
EXHIBIT D:    CONSENT BY SPOUSE
EXHIBIT E:     ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS
EXHIBIT F:    PARTNERSHIP UNIT DESIGNATION OF THE SERIES A PI UNITS OF PWP HOLDINGS LP

INDEX OF DEFINED TERMS

AAA	15.3(a)
Act	Recitals
Actions	6.6(a)
Active Professional	1.1
AdCo Common Units	1.1
AdCo Professionals	Recitals
AdCo Professionals Class A-1 Common Units	1.1
AdCo Professionals Class A-2 Common Units	1.1
AdCo Professionals Class A-3 Common Units	1.1
AdCo Professionals LPA	Recitals
AdCo Professionals Partner	1.1
Additional Funds	3.3(a)
Additional Limited Partner	1.1
Adjusted Capital Account	1.1
Adjusted Capital Account Deficit	1.1
Adjustment Factor	1.1
Affected Partner	9.6(e)
Affiliate	1.1
Agreement	1.1
AmCo Professionals	Recitals
AmCo Professionals LPA	Recitals
Annual Income Tax Liability	1.1
Applicable Sale	7.4(a)
Applicable Sale Notice	7.4(b)
Applicable State	9.6(a)
Asset	1.1
Asset Management Working Partner Change in Control	Schedule 1.1
Asset Management Working Partners	Schedule 1.1
Assets	1.1
Assignee	1.1
Associated Person	1.1
Authorized Representative	Schedule 1.2
Bankruptcy	1.1
Board of Directors	1.1
Business Day	1.1
Capital Account	1.1
Capital Contribution	1.1
Capital Holdings	Recitals
Capital Share	1.1
Cash Amount	1.1
Cash Amount Settlement Date	1.1
Cash Settled Units	14.2(b)(i)
Cause	Schedule 1.1

Certificate	1.1
Change in Control	1.1
Charter	1.1
Class A Share	1.1
Class B Share	1.1
Class B-1 Share	1.1
Class B-2 Share	1.1
Code	1.1
Colorado PTET	9.6(b)
Colorado PTET Election	9.6(a)
Colorado PTET Exclusion	9.6(a)
Colorado PTET Payments	9.6(b)
Colorado PTET Year	9.6(a)
Common Share	1.1
Company	Recitals
Compete	1.1
Competing	Schedule 1.1
Competitive Enterprise	Schedule 1.1
Consent	1.1
Consent of the Limited Partners	1.1
Consent of the Partners	1.1
Constituent Member	1.1
Continuing PWP Person	1.1
Contributed Asset	1.1
control	1.1
Controlled Entity	1.1
Conversion	Recitals
Cut-Off Date	Section 14.2(a)
De Minimis	1.1
Debt	1.1
Depreciation	1.1
Designated Individual	9.3(a)
De-SPAC Transaction	Recitals
Disabling Event	1.1
Dispute	15.3(a)
Distributed Right	1.1
Drag-Along Right	7.4(a)
Effective Date	Preamble
Election of Exchange	1.1
Equity Plan	1.1
ERISA	1.1
Estate Planning Vehicle	1.1
Event of Withdrawal	Section 12.2(c)
Excess PTET Deficit	9.6(d)
Exchange	Section 14.1(a)
v

Exchange Act	1.1
Exchangeable Units	Section 14.1(a)
Family Members	1.1
Fifth A&R Professionals LPA	Recitals
First A&R Partnership LPA	Recitals
Fiscal Year	15.4
Formation Date	Recitals
Founding Partner	1.1
Fourth A&R Professionals LPA	Recitals
Funding Debt	1.1
General Partner	1.1
Good Reason	Schedule 1.1
Gross Asset Value	1.1
Holder	1.1
Holdings Division	Recitals
HSR Act	10.3(a)(i)
Imputed Underpayment Amount	9.3(d)
Incapacitated	1.1
Incapacitation	1.1
Incapacity	1.1
Indemnitee	1.1
IRS	1.1
Liabilities	6.6(a)
Limited Partner	1.1
Liquidating Event	Section 12.2
Liquidator	Section 12.3(a)
LLC Act	Recitals
Lock-Up Period	1.1
Majority in Interest of the AdCo Professionals Partners	1.1
Majority in Interest of the Limited Partners	1.1
Majority in Interest of the Partners	1.1
Merger	Recitals
Net Income	1.1
Net Loss	1.1
New Professionals Merger	Recitals
New Securities	1.1
New York Courts	15.3(f)
New York PTET	9.6(b)
New York PTET Credit	9.6(a)
New York PTET Election	9.6(a)
New York PTET Payments	9.6(b)
New York PTET Year	9.6(a)
Non-Compete Period	Schedule 1.1
Nonrecourse Deductions	1.1
Nonrecourse Liability	1.1

Notice Period	Schedule 1.2
Optionee	1.1
Original Agreement	Recitals
Other PTET Credit	9.6(a)
Other PTET Election	9.6(a)
Other PTET Payments	9.6(b)
Other PTET Year	9.6(a)
Partner	1.1
Partner Minimum Gain	1.1
Partner Nonrecourse Debt	1.1
Partner Nonrecourse Deductions	1.1
Partners	1.1
Partnership	Recitals
Partnership Audit Procedures	1.1
Partnership Class A Common Unit	1.1
Partnership Class A-0 Common Unit	1.1
Partnership Class A-1 Common Unit	1.1
Partnership Class A-2 Common Unit	1.1
Partnership Class A-3 Common Unit	1.1
Partnership Class B Common Unit	1.1
Partnership Class B-1 Common Unit	1.1
Partnership Class B-2 Common Unit	1.1
Partnership Common Unit	1.1
Partnership Counsel	15.1
Partnership Employee	1.1
Partnership Equivalent Units	1.1
Partnership Interest	1.1
Partnership Junior Unit	1.1
Partnership Minimum Gain	1.1
Partnership Preferred Unit	1.1
Partnership Record Date	1.1
Partnership Representative	9.3(a)
Partnership Unit	1.1
Partnership Unit Designation	3.2(c)
Percentage Interest	1.1
Permitted ATM Distribution Period	1.1
Permitted ATM Funding	1.1
Permitted Transfer	1.1
Permitted Transferee	1.1
Person	1.1
Pledge	1.1
Predecessor General Partner	Recitals
Preferred Share	1.1
Previous LPA	Recitals
Primary Issuance Funding	14.2(b)(i)

Primary Offering	14.2(b)(i)
Primary Offering Notice	14.2(b)(ii)
Primary Offering Shares	14.2(b)(i)
Professionals	Recitals
Professionals Division	Recitals
Protected Activities	Schedule 1.2
PTET Credit	9.6(a)
PTET Deficit	9.6(c)
PTET Elections	9.6(a)
PTET Payments	9.6(b)
PTET Share	9.6(c)
PTET Year	9.6(a)
Publicly Traded	1.1
PWP Entities	1.1
PWP GP	Preamble
PWP LLC	Preamble
PWP LLCA	1.1
Qualified DRIP	1.1
Qualified Transferee	1.1
Qualifying Party	1.1
Quarter	1.1
Quarterly Exchange Date	1.1
Reference Date	1.1
Register	3.1
Regulations	1.1
Regulatory Allocations	5.3(b)(viii)
Relevant Securities	1.1
Restorative Transaction	6.1(j)
Restricted Entities	Schedule 1.1
Restricted Entity Business	Schedule 1.1
Restricted Securities	10.3(b)(ii)
Retirement Eligible (For Lock-Up Purposes Only) Partners	Schedule 1.1
Retirement Eligible Partners	Schedule 1.1
Scheduled Limited Partner	Schedule 1.1
SEC	1.1
Securities Act	1.1
Separation Date	Recitals
Special Limited Partner	Preamble
Sponsored Fund	1.1
Stock Amount	1.1
Stock Settlement Notice	14.3(a)
Stockholders Agreement	Recitals
Subsidiary	1.1
Substituted Limited Partner	1.1
Surviving Partnership	Section 10.7(b)

Tax Items	5.4(a)
Terminated	1.1
Termination	1.1
Termination Transaction	1.1
Third-Party Pledge Transferee	1.1
Trading Day	1.1
Transaction Agreement	Recitals
Transfer	1.1
Value	1.1
Vesting Date	7.9(a)
VoteCo Common Units	1.1
VoteCo Professionals	Recitals
VoteCo Professionals Class A-1 Common Units	1.1
VoteCo Professionals Class A-2 Common Units	1.1
VoteCo Professionals Class A-3 Common Units	1.1
VoteCo Professionals LPA	Recitals
Withdrawing Partner	14.2(b)(iii)
Working Partner	1.1

THIRD AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF PWP HOLDINGS LP
THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PWP HOLDINGS LP, dated as of February 5, 2025 (the “Effective Date”), is entered into by and among PWP GP LLC, a Delaware limited liability company (“PWP GP”), Perella Weinberg Partners (f/k/a FinTech Acquisition Corp. IV), a Delaware corporation (the “Special Limited Partner”), the other Limited Partners (as defined herein), and solely for purposes of Section 1.1, Section 7.9, Section 7.10, Section 13.2, Section 15.3, Section 15.6, Section 15.7, Section 15.8, Section 15.11, Schedule 1.1 and Schedule 1.2, PWP LLC, a Delaware limited liability company (“PWP LLC”).
WHEREAS, PWP Holdings LP was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, and any successor to such statute, the “Act”), pursuant to (i) a Certificate of Limited Partnership filed in the Office of the Secretary of State of the State of Delaware on August 3, 2016 (the “Formation Date”), and (ii) an Agreement of Limited Partnership of PWP Holdings LP, dated as of August 3, 2016 (the “Original Agreement”), by and between Perella Weinberg Partners LLC, a Delaware limited liability company (the “Predecessor General Partner”), and NoCo A L.P.;
WHEREAS, the Original Agreement was amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of November 30, 2016, entered into by the Predecessor General Partner and the other parties thereto, which was further amended pursuant to the First Amendment of the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of October 1, 2018;
WHEREAS, on February 28, 2019 (the “Separation Date”), (i) PWP Holdings LP was converted to PWP Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-214 of the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”), (ii) the Company was divided pursuant to Section 18-217 of the LLC Act (the “Holdings Division”), with the Company surviving the Holdings Division and PWP GP becoming its sole managing member, (iii) the Company was converted to PWP Holdings LP, a Delaware limited partnership (the “Partnership”), pursuant to Section 17-217 of the Act (the “Conversion”), with PWP GP as its sole general partner, and (iv) in the Conversion, the Agreement of Limited Partnership of PWP Holdings LP, dated as of the Separation Date (as amended, the “Previous LPA”), was adopted as the agreement of limited partnership of the Partnership;
WHEREAS, on December 29, 2020, the Special Limited Partner, PWP Professional Partners LP, a Delaware limited partnership (such entity, prior to the Professionals Division (as defined herein), “Professionals” and, from and after the Professionals Division, “AmCo Professionals”), the Partnership, PWP LLC and the other parties thereto entered into that certain Business Combination Agreement (the “Transaction Agreement” and the transactions contemplated thereby, the “De-SPAC Transaction”);
WHEREAS, immediately prior to the closing of the De-SPAC Transaction, on the Reference Date (as defined herein), the Previous LPA was amended and restated in its entirety, and the Amended and Restated Limited Partnership Agreement of PWP Holdings LP (the “First A&R Partnership LPA”) was adopted as the agreement of limited partnership of the Partnership;
WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, on the Reference Date, (a) New Professionals LLC, a Delaware limited liability company, was merged with and into Professionals in accordance with section 18-209 of the LLC Act and section 17-211 of the Act with Professionals surviving such merger (the “New Professionals Merger”), (b) in the New Professionals Merger, (i) the Fourth Amended and Restated Agreement of Limited Partnership of Professionals, dated as of the Reference Date, entered into by PWP LLC, as general partner, and the other parties thereto (as amended, restated, modified or supplemented from time to time, the “Fourth A&R Professionals LPA”), to which the Partnership was a party for the limited purposes set forth therein, was adopted as the agreement of limited partnership of Professionals, and (ii) the partnership interests of Professionals were recapitalized into partnership interests represented by Professionals Class A Common Units and Professionals Class B Common Units (each as defined in the First A&R Partnership LPA) and (c) following the New Professionals Merger and the effectiveness of the First A&R Partnership LPA, (i) the Partnership (A) purchased certain Class B Shares (as defined herein) from the Special Limited Partner and (B) distributed such Class B Shares to the other Limited Partners, with all Class B-1 Shares (as defined herein) being distributed to Professionals and all Class B-2 Shares (as defined herein) distributed to the Founding Partners (as defined herein), (ii) Professionals contributed all of the equity interests of PWP GP, to the Special Limited Partner and (iii) the Partnership (A) redeemed Partnership Class A Common Units (as defined in the First A&R Partnership LPA) held by certain Founding Partners upon the terms and subject to the conditions set forth in the Founding Partner Elections (as defined in the First A&R Partnership LPA), and (B) redeemed certain Partnership Class A Common Units (as defined in the First A&R Partnership LPA) held by Professionals Partners (as defined in the First A&R Partnership LPA) received in connection with the redemption by Professionals of Professionals Partners upon the terms and subject to the conditions set forth in the Professionals Partner Elections (as defined in the First A&R Partnership LPA);
WHEREAS, on March 14, 2022, the Fourth A&R Professionals LPA was amended and restated pursuant to the Fifth Amended and Restated Agreement of Limited Partnership of Professionals, entered into by PWP LLC, as general partner, and the other parties thereto (“Fifth A&R Professionals LPA”);
WHEREAS, on December 31, 2023, (a) in accordance with section 17-220 of the Act, Professionals was divided into AmCo Professionals, PWP AdCo Professionals LP, a Delaware limited partnership (“AdCo Professionals”), and PWP VoteCo Professionals LP, a Delaware limited partnership (“VoteCo Professionals”), pursuant to that certain Plan of Division, dated as of December 31, 2023, with AmCo Professionals continuing as the “surviving partnership” under the Act (the “Professionals Division”), and (b) promptly thereafter, PWP LLC, in its capacity as general partner of AmCo Professionals, caused a Certificate of Amendment to be filed with the Delaware Secretary of State, pursuant to which AmCo Professionals’ name was changed to “PWP AmCo Professionals LP”;
WHEREAS, in connection with the consummation of the Professionals Division, (a) AdCo Professionals was allocated, among other things, all Partnership Class A Common Units (as defined in the First A&R Partnership LPA) and the AIG Tax Liability Insurance Policy (with policy number 39333178 for the benefit of Professionals), (b) AmCo Professionals was allocated all interests in PWP Capital Holdings LP, a Delaware limited partnership (“Capital Holdings”), and PWP Capital Professionals LP, a Delaware limited partnership, (c) VoteCo Professionals was allocated all Class B Shares and any rights under the Stockholders Agreement, dated as of June 24, 2021, by and among the Special Limited Partner and the other parties thereto (the “Stockholders Agreement”), (d) the Fifth A&R Professionals LPA was amended and restated pursuant to, and replaced in its entirety by, the Sixth Amended and Restated Agreement of Limited Partnership of AmCo Professionals, dated as of December 31, 2023 (as amended, restated, modified or supplemented from time to time, (the “AmCo Professionals LPA”), (e) the Agreement of Limited Partnership of AdCo Professionals, dated as of December 31, 2023 (the “AdCo Professionals LPA”), was adopted by AdCo Professionals, (f) the Agreement of Limited Partnership of

VoteCo Professionals, dated as of December 31, 2023 (the “VoteCo Professionals LPA”), was adopted by VoteCo Professionals and (g)(i) each Professionals Class A-1 Common Unit (as defined in the First A&R Partnership LPA) was converted into one VoteCo Professionals Class A-1 Common Unit (as defined herein) and one AdCo Professionals Class A-1 Common Unit (as defined herein), (ii) each Professionals Class A-2 Common Unit (as defined in the First A&R Partnership LPA) was converted into one VoteCo Professionals Class A-2 Common Unit (as defined herein) and one AdCo Professionals Class A-2 Common Unit (as defined herein), (iii) each Professionals Class A-3 Common Unit (as defined in the First A&R Partnership LPA) was converted into one VoteCo Professionals Class A-3 Common Unit (as defined herein) and one AdCo Professionals Class A-3 Common Unit (as defined herein), (iv) each Professionals Class B-1 Common Unit (as defined in the AdCo Professionals LPA) was converted into one AmCo Class B-1 Common Unit (as defined in the AdCo Professionals LPA) and (v) each Professionals Class B-2 Common Unit (as defined in the AdCo Professionals LPA) was converted into one AmCo Class B-2 Common Unit (as defined in the AdCo Professionals LPA);
WHEREAS, promptly following the Professionals Division, (i) AdCo Professionals was admitted as a Substituted Limited Partner of the Partnership pursuant to that certain Joinder to the First A&R Partnership LPA, dated as of December 31, 2023, and (ii) the First A&R Partnership LPA was amended by that certain First Amendment to the First A&R Partnership LPA, dated as of December 31, 2023;
WHEREAS, on April 1, 2024, AdCo Professionals was merged with and into the Partnership, with the Partnership surviving such merger (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of April 1, 2024, by and between the Partnership and AdCo Professionals;
WHEREAS, in connection with the consummation of the Merger, (a) each AdCo Professionals Class A-1 Common Unit was converted into one Partnership Class A-1 Common Unit (as defined herein), (b) each AdCo Professionals Class A-2 Common Unit was converted into one Partnership Class A-2 Common Unit (as defined herein), (c) each AdCo Professionals Class A-3 Common Unit was converted into one Partnership Class A-3 Common Unit (as defined herein) and (d) each Partnership Class A Common Unit (as defined in the First A&R Partnership LPA) was reclassified as a Partnership Class A-0 Common Unit (as defined herein); and
WHEREAS, the General Partner desires that the Second Amended and Restated Limited Partnership Agreement of PWP Holdings LP, dated as of April 1, 2024, as amended through the date hereof, be amended, restated and replaced in its entirety with this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
Article I

DEFINED TERMS
Section 1.1Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:
“AAA” has the meaning set forth in Section 15.3(a).
“Act” has the meaning set forth in the Recitals.

“Actions” has the meaning set forth in Section 6.6(a).
“Active Professional” means an AdCo Professionals Partner (or its Associated Person) whose tenure with the PWP Entities has not been Terminated (or agreed in definitive documentation to be Terminated), as set forth on a schedule maintained by the General Partner in the books and records of the Partnership.
“AdCo Common Units” means Partnership Class A-1 Common Units, Partnership Class A-2 Common Units and Partnership Class A-3 Common Units.
“AdCo Professionals” has the meaning set forth in the Recitals.
“AdCo Professionals Class A-1 Common Units” means the “Partnership Class A-1 Common Units” of AdCo Professionals, as defined in the AdCo Professionals LPA.
“AdCo Professionals Class A-2 Common Units” means the “Partnership Class A-2 Common Units” of AdCo Professionals, as defined in the AdCo Professionals LPA.
“AdCo Professionals Class A-3 Common Units” means the “Partnership Class A-3 Common Units” of AdCo Professionals, as defined in the AdCo Professionals LPA.
“AdCo Professionals LPA” has the meaning set forth in the Recitals.
“AdCo Professionals Partner” means a Limited Partner or Substituted Limited Partner of AdCo Professionals immediately prior to the Merger.
“Additional Funds” has the meaning set forth in Section 3.3(a).
“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to the Act and Section 11.2, who is shown as such on the books and records of the Partnership, and who has not ceased to be a Limited Partner pursuant to the Act and this Agreement.
“Adjusted Capital Account” means, with respect to any Partner, such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(i)credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)debit to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account.

“Adjustment Factor” means 1.0; provided, however, that in the event that:
(iii)the Special Limited Partner (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (b) splits, subdivides, recapitalizes or reclassifies its outstanding Class A Shares or (c) effects a reverse stock split or otherwise consolidates or combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination (assuming for such purposes that such dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination;
(iv)the Special Limited Partner distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares (other than Class A Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and
(v)the Special Limited Partner shall, by dividend or otherwise, distribute to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Special Limited Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Class A Share on such record date and (b) the denominator of which shall be the Value of a Class A Share as of such record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share.
Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that (x) the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination in respect of the Partnership Interests of such class or series or (y) the dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination was effected by the Special Limited Partner to cause the total number of outstanding Class A Shares to equal the number of Partnership Class A-0 Common Units held by the Special Limited Partner, in each case, except to the extent that the General Partner determines in good faith that such adjustment is required. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.
“Affected Partner” has the meaning set forth in Section 9.6(e).
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Third Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, together with the Schedules and Exhibits hereto, as now or hereafter amended, restated, modified, supplemented or replaced.
“AmCo Professionals” has the meaning set forth in the Recitals.
“AmCo Professionals LPA” has the meaning set forth in the Recitals.
“Annual Income Tax Liability” means, for each Partner, such Partner’s annual federal, state, and local income tax obligations for the applicable calendar year arising from the allocation to such Partner of taxable income that is earned by the Partnership based on the assumptions that (i) such Partner is an individual or, if a greater amount of tax would result, a corporate resident in New York, New York, or, if a greater amount of tax would result, in San Francisco, California, subject to the maximum federal and applicable state and local income tax rates (taking account of any difference in rates applicable to ordinary income, capital gains and “qualified dividends” as such term is defined in Section 1(h) of the Code and any allowable deductions or credits in respect of such state and local taxes in computing such Partner’s liability for U.S. Federal income taxes and, provided, however, that the General Partner may adjust consistently for each Partner the assumed rate in its reasonable discretion) and (ii) the items of income, gain, deduction, loss and credit in respect of the Partnership were the only such items entering into the computation of tax liability of the applicable Partner. The General Partner may, but is not required, to take into account (a) any allocation of taxable income, gain, deduction, or loss pursuant to Code section 704(c), (b) any deductions accruing to any Partner as a result of the recovery of a basis adjustment pursuant to Code section 743, or (c) any adjustments pursuant to Code section 734, and may use any good faith assumptions in making any such calculations. In determining the Annual Income Tax Liability for a particular Fiscal Year, the General Partner may, but is not required to, take into account losses allocated with respect to prior Fiscal Years.
“Applicable Sale” has the meaning set forth in Section 7.4(a).
“Applicable Sale Notice” has the meaning set forth in Section 7.4(b).
“Applicable State” has the meaning set forth in Section 9.6(a).
“Assets” means any assets and property of the Partnership, and “Asset” means any one such asset or property.
“Assignee” means a Person to whom a Partnership Interest has been Transferred but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 10.5.
“Associated Person” means, with respect to any AdCo Professionals Partner that is not an individual, the individual, if any, whose name is set forth as the Associated Person of such AdCo Professionals Partner on a schedule maintained by the General Partner in the books and records of the Partnership.
“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.
“Board of Directors” means the Board of Directors of the Special Limited Partner.
“Business Day” means any weekday, excluding any legal holiday observed pursuant to United States federal or New York State law or regulation.
“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:
(a)To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.
(b)From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).
(c)In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Partner’s Capital Account of the transferor to the extent that it relates to the Transferred interest.
(d)In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.
(e)The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Regulations section 1.704-1(b)(2)(iv), et al., and shall be interpreted and applied in a manner consistent with such Regulations. The General Partner may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations; provided that the General Partner determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Partner without such Person’s consent. The General Partner also may (i) make any adjustments to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations section 1.704-1(b) or section 1.704-2; provided, however, that the General Partner determines that such changes are not reasonably likely to have a material effect on the amounts distributable to the Partner as current cash distributions or as distributions on termination of the Partnership. Notwithstanding anything to the contrary in this Agreement, the Partnership Representative in its discretion is expressly authorized to take any action necessary or appropriate to comply with the Partnership Audit Procedures or to appropriately allocate the burden of any assessments thereunder among the Partners, as determined by the Partnership Representative.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Asset that such Partner contributes to the Partnership or is deemed to contribute pursuant to Article III.
“Capital Holdings” has the meaning set forth in the Recitals.
“Capital Share” means a share of any class or series of stock of the Special Limited Partner now or hereafter authorized, other than a Common Share.
“Cash Amount” means, for each Partnership Class A-0 Common Unit that is exchanged for the Cash Amount, an amount of cash equal to the product of (a) the Value of a Class A Share multiplied by (b) the Adjustment Factor.
“Cash Amount Settlement Date” means the third Business Day following the applicable Quarterly Exchange Date or, to the extent applicable, such longer period contemplated in Section 14.2(b)(v).
“Cash Settled Units” has the meaning given to such term in Section 14.2(b)(i).

“Certificate” means the Certificate of Limited Partnership executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Partnership pursuant to the Act.
“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
(f)any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), is or becomes the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Special Limited Partner (not including in the securities beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such Person any securities acquired directly from the Special Limited Partner or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Special Limited Partner’s then outstanding securities, excluding any Person who becomes such a beneficial owner beneficial owner (within the meaning of Section 13(d) of the Exchange Act) in connection with a transaction described in clause (I) of paragraph (c) below;
(g)the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the Reference Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Special Limited Partner) whose appointment or election by the Board of Directors or nomination for election by the Special Limited Partner’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Reference Date or whose appointment, election or nomination for election was previously so approved or recommended;
(h)there is consummated a merger or consolidation of the Special Limited Partner or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Special Limited Partner outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Special Limited Partner or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Special Limited Partner or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the Special Limited Partner, the entity surviving such merger or consolidation or, if the Special Limited Partner or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Special Limited Partner (or similar transaction) in which no Person is or becomes the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Special Limited Partner (not including in the securities beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such Person any securities acquired directly from the Special Limited Partner or its Affiliates) representing fifty percent

(50%) or more of the combined voting power of the Special Limited Partner’s then outstanding securities; or
(i)the shareholders of the Special Limited Partner approve a plan of complete liquidation or dissolution of the Special Limited Partner or there is consummated an agreement for the sale or disposition by the Special Limited Partner of all or substantially all of the Special Limited Partner’s assets, other than (A) a sale or disposition by the Special Limited Partner of all or substantially all of the Special Limited Partner’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Special Limited Partner following the completion of such transaction in substantially the same proportions as their ownership of the Special Limited Partner immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Special Limited Partner’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions following which any Continuing PWP Person or any group of Continuing PWP Persons possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Special Limited Partner (or any successor thereto), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board of Directors or the board of directors or similar body governing the affairs of any successor to the Special Limited Partner.
“Charter” means the Restated Certificate of Incorporation of the Special Limited Partner, dated as of December 28, 2021, as amended, restated, modified or supplemented from time to time.
“Class A Share” means a share of Class A common stock of the Special Limited Partner, $0.0001 par value per share.
“Class B Share” means a Class B-1 Share or a Class B-2 Share.
“Class B-1 Share” means a share of Class B-1 common stock of the Special Limited Partner, $0.0001 par value per share.
“Class B-2 Share” means a share of Class B-2 common stock of the Special Limited Partner, $0.0001 par value per share.
“Code” means the Internal Revenue Code of 1986, as amended.
“Colorado PTET” has the meaning set forth in Section 9.6(b).
“Colorado PTET Election” has the meaning set forth in Section 9.6(a).
“Colorado PTET Exclusion” has the meaning set forth in Section 9.6(a).
“Colorado PTET Payments” has the meaning set forth in Section 9.6(b).
“Colorado PTET Year” has the meaning set forth in Section 9.6(a).

“Common Share” means a Class A Share or a Class B Share (and shall not include any additional series or class of the Special Limited Partner’s common stock created after the date of this Agreement).
“Company” has the meaning set forth in the Recitals.
“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIII.
“Consent of the AdCo Professionals Partners” means the Consent of all AdCo Professionals Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the AdCo Professionals Partners in their discretion.
“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.
“Consent of the Partners” means the Consent of a Majority in Interest of the Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.
“Constituent Member” means any Person that is an officer, director, member, partner or equityholder in a Partner, or any Person that, directly or indirectly (through one or more entities), is an officer, director, member, partner or equityholder in a Partner.
“Continuing PWP Person” means, immediately prior to and immediately following any relevant date of determination, (A) the Partnership or any of its Affiliates or (B)(i) an individual who is a current or former partner, managing director or other employee of the Special Limited Partner, Partnership and/or their respective Subsidiaries, (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (iii) any Person that is a family member of such individual or individuals or (iv) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary.
“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code section 708).
“Controlled Entity” means, as to any Person, (a) any corporation where more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or general partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Conversion” has the meaning set forth in the Recitals.
“Cut-Off Date” has the meaning set forth in Section 14.2(a).
“De Minimis” means an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the General Partner.
“De-SPAC Transaction” has the meaning set forth in the Recitals.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person as lessee under capital leases.
“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
“Designated Individual” has the meaning set forth in Section 9.3(a).
“Disabling Event” means the General Partner ceasing to be the general partner of the Partnership pursuant to Section 17-402 of the Act.
“Dispute” has the meaning set forth in Section 15.3(a).
“Drag-Along Right” has the meaning set forth in Section 7.4(a).
“Effective Date” has the meaning set forth in the Preamble.
“Election of Exchange” means either (a) the Limited Partner Election of Exchange substantially in the form of Exhibit B-1 attached hereto or (b) the AdCo Professionals Partner Election of Exchange substantially in the form of Exhibit B-2 attached hereto, as applicable.
“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Partnership, the General Partner or the Special Limited Partner for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Estate Planning Vehicle” means, with respect to any AdCo Professionals Partner (or its Associated Person), any trust or entity that (i) was created or formed by such AdCo Professionals Partner (or its Associated Person) or Family Members of such AdCo Professionals Partner (or its Associated Person) and (ii) is solely for the benefit, directly or indirectly, of such AdCo Professionals Partner (or its Associated Person) or Family Members of such AdCo Professionals Partner (or its Associated Person).
“Event of Withdrawal” has the meaning set forth in Section 12.2(c).
“Excess PTET Deficit” has the meaning set forth in Section 9.6(d).
“Exchange” has the meaning set forth in Section 14.1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Exchangeable Unit” has the meaning set forth in Section 14.1(a).
“Family Members” means (a) as to any AdCo Professionals Partner (or its Associated Person), such AdCo Professionals Partner’s (or its Associated Person’s) spouse or lineal descendants and (b) as to any other Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.
“Fifth A&R Professionals LPA” has the meaning set forth in the Recitals.
“First A&R Partnership LPA” has the meaning set forth in the Recitals.
“Fiscal Year” has the meaning set forth in Section 15.4.
“Formation Date” has the meaning set forth in the Recitals.
“Founding Partner” means each Limited Partner as of the Reference Date, other than the Special Limited Partner and any AdCo Professionals Partner.
“Fourth A&R Professionals LPA” has the meaning set forth in the Recitals.
“Funding Debt” means any Debt incurred by or on behalf of the General Partner or the Special Limited Partner for the purpose of providing funds to the Partnership.
“General Partner” means PWP GP LLC and/or any additional or successor General Partner(s) designated as such pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a general partner pursuant to the Act and this Agreement, in such Person’s capacity as a partner and a general partner of the Partnership.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner using such reasonable method of valuation as it may adopt.
(ii)The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values (taking Code section 7701(g) into account), if and as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:
(1)the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 3.2 or contributions or deemed contributions by the General Partner pursuant to Section 3.2) by a new or existing Partner in exchange for more than a De Minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(2)the distribution by the Partnership to a Partner of more than a De Minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(3)the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);
(4)upon the admission of a successor General Partner pursuant to Section 11.1;
(5)the grant of Partnership Units in the Partnership (other than a De Minimis number of Partnership Units) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or by a new Partner acting in a Partner capacity or in anticipation of becoming a Partner; and
(6)at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations sections 1.704-1(b) and 1.704-2.
(iii)The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner using such reasonable method of valuation as it may adopt.
(iv)The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).
(v)If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
“Holder” means either (a) a Partner or (b) an Assignee that owns a Partnership Unit.
“Holdings Division” has the meaning set forth in the Recitals.
“HSR Act” has the meaning set forth in Section 10.3(a)(i).
“Imputed Underpayment Amount” has the meaning set forth in Section 9.3(d).
“Incapacity”, “Incapacitated” or “Incapacitation” means: (a) as to any Limited Partner who is an individual, (i) death, (ii) any physical or mental disability or incapacity that renders such Limited Partner incapable of performing the essential services required of him or her by the PWP Entities (after accounting for reasonable accommodation, if available), as determined by the General Partner, for a period of one hundred eighty (180) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any twelve (12)-month period, or (iii) entry by a court of competent jurisdiction adjudicating such Limited Partner incompetent to manage his or her person or his or her estate; (b) as to any Limited Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Limited Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Limited Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (e) as to any trustee of a trust that is a Limited Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Limited Partner, the Bankruptcy of such Limited Partner; provided, however, that, for purposes of the definition of “Lock-Up Period,” Section 7.10(a)(i)(5) and Section 7.10(b)(v), Incapacity shall only have the meaning set forth in clause (a).
“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or the Special Limited Partner, (b) a manager, member, director, officer, employee, agent or representative of the General Partner, the Special Limited Partner or the Partnership or (c) any AdCo Professionals Partner, any Affiliate thereof and any of their respective Constituent Members, employees, managers consultants and agents and (ii) such other Persons (including Affiliates, employees or agents of the General Partner, the Special Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability).
“IRS” means the United States Internal Revenue Service.
“Liabilities” has the meaning set forth in Section 6.6(a).

“Limited Partner” means the Special Limited Partner, each Founding Partner, each AdCo Professionals Partner and any other Person that is, from time to time, admitted to the Partnership as a limited partner pursuant to the Act and this Agreement, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in each case, that has not ceased to be a limited partner of the Partnership pursuant to the Act and this Agreement, in such Person’s capacity as a limited partner of the Partnership.
“Liquidating Event” has the meaning set forth in Section 12.2.
“Liquidator” has the meaning set forth in Section 12.3(a).
“LLC Act” has the meaning set forth in the Recitals.
“Lock-Up Period” means:
(a)as to each Partnership Class A-1 Common Unit held by a Working Partner (including any Partnership Class A-1 Common Units received in respect of such Partnership Class A-1 Common Unit as a result of the reallocation of any forfeited AdCo Common Units pursuant to Section 7.10(c) or any other equitable adjustment) (and except as provided in clause (b) below), the period commencing on the date of issuance and ending as follows:

Lock-Up Release Date	Cumulative Percentage of Class A-1 Units Released from Lock-Up
May 16, 2024	20%
November 18, 2024	40%
May 16, 2025	60%
November 17, 2025	80%
May 18, 2026	100%

; provided, however, that the Lock-Up Period with respect to Partnership Class A-1 Common Units outstanding and held by those Working Partners set forth on Schedule 1.1 on the Reference Date shall terminate earlier in accordance with the terms set forth on Schedule 1.1. For the avoidance of doubt, if any of the terms set forth on Schedule 1.1 shall conflict with any of the terms set forth elsewhere in this Agreement, the terms set forth on Schedule 1.1 shall control.
Notwithstanding the foregoing, (i) the Lock-Up Period shall automatically expire on the Reference Date with respect to such number of Partnership Class A-1 Common Units outstanding and held by a Working Partner on the Reference Date that is sufficient to enable such Working Partner to pay any tax liabilities incurred by the Working Partner in connection with its receipt of such Partnership Class A-1 Common Units, (ii) the Lock-Up Period shall expire upon a determination that a Working Partner is required to recognize gain pursuant to section 704(c)(1)(B) of the Code, with respect to such number of Partnership Class A-1 Common Units outstanding and held by a Working Partner on the Reference Date that is sufficient to enable such

Working Partner to pay any tax liabilities incurred by the Working Partner in connection with such gain and (iii) except as set forth on Schedule 1.1, the Lock-Up Period shall be re-instated or extended, as the case may be, for twelve (12) months following the applicable date of Termination with respect to each such Partnership Class A-1 Common Unit, if an AdCo Professionals Partner (or its Associated Person) is Terminated as a result of such AdCo Professionals Partner’s (or its Associated Person’s) resignation without Good Reason;
(b)as to each Partnership Class A-1 Common Unit received in respect of any vested Partnership Class A-2 Common Unit or Partnership Class A-3 Common Unit held by an AdCo Professionals Partner (including, as applicable, any Partnership Class A-2 Common Units or Partnership Class A-3 Common Units received in respect of such Partnership Class A-2 Common Unit or Partnership Class A-3 Common Unit as a result of the reallocation of any forfeited AdCo Common Units pursuant to Section 7.10(c) or any other equitable adjustment that, in any case, subsequently vests), the period commencing on the date of issuance and ending upon the Vesting Date thereof; provided that, notwithstanding the foregoing, the Lock-Up Period shall be re-instated for twelve (12) months following the applicable date of Termination with respect to each Partnership Class A-1 Common Unit received in respect of any such vested Partnership Class A-2 Common Unit or Partnership Class A-3 Common Unit if an AdCo Professionals Partner (or its Associated Person) other than a Working Partner listed on Schedule 1.1 is Terminated as a result of such AdCo Professionals Partner’s (or its Associated Person’s) resignation without Good Reason;
provided, however, that (x) in no event will the Lock-Up Period extend beyond the date that is six (6) years after the Reference Date and (y) the Lock-Up Period shall automatically expire with respect to the Partnership Units held by an AdCo Professionals Partner (or its Associated Person) upon such AdCo Professionals Partner’s (or its Associated Person’s) Incapacitation; and
(c)as to all other Partnership Interests not the subject of clause (a) or (b) of this definition, a twelve (12)-month period ending on the day before the first (1st) anniversary of a Holder first acquiring such Partnership Interest;
provided, however, that, notwithstanding any of the foregoing, PWP LLC may, by written agreement with a Holder, shorten, lengthen or waive the Lock-Up Period applicable to such Holder, in the sole discretion of PWP LLC, and without having any obligation to do so for any other Holder.
“Majority in Interest of the AdCo Professionals Partners” means AdCo Professionals Partners entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding AdCo Common Units (or any sub-class of AdCo Common Units) held by all AdCo Professionals Partners entitled to vote on or consent to such matter.
“Majority in Interest of the Limited Partners” means Partners (excluding the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Partnership Units held by all Partners (excluding the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to such matter.
“Majority in Interest of the Partners” means Partners (including the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Partnership Units held by all Partners (including the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to such matter. Unless otherwise specified, references in this definition to “Partnership Units” shall mean Partnership Class A Common Units and Partnership Class B Common Units.
“Merger” has the meaning set forth in the Recitals.
“Net Income” or “Net Loss” means, for each Fiscal Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
(ii)Any expenditure of the Partnership described in Code section 705(a)(2)(B) or treated as a Code section 705(a)(2)(B) expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
(iii)In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Partnership asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(iv)Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(v)In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;
(vi)To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 5.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”
“New Professionals Merger” has the meaning set forth in the Recitals.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Shares or Preferred Shares, excluding Preferred Shares and grants under the Equity Plans, or (ii) any Debt issued by the Special Limited Partner that provides any of the rights described in clause (i).
“New York Courts” has the meaning set forth in Section 15.3(f).
“New York PTET” has the meaning set forth in Section 9.6(b).
“New York PTET Credit” has the meaning set forth in Section 9.6(a).
“New York PTET Election” has the meaning set forth in Section 9.6(a).
“New York PTET Payments” has the meaning set forth in Section 9.6(b).
“New York PTET Year” has the meaning set forth in Section 9.6(a).
“Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations section 1.752-1(a)(2).
“Notice Period” has the meaning set forth in Schedule 1.2.
“Optionee” means a Person to whom a stock option is granted under any Equity Plan.
“Original Agreement” has the meaning set forth in the Recitals.
“Other Partnership Units” means all Partnership Units, other than AdCo Common Units.
“Other PTET Credit” has the meaning set forth in Section 9.6(a).
“Other PTET Election” has the meaning set forth in Section 9.6(a).
“Other PTET Payments” has the meaning set forth in Section 9.6(b).
“Other PTET Year” has the meaning set forth in Section 9.6(a).
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(1) and 1.704-2(i)(2).
“Partnership” has the meaning set forth in the Recitals.
“Partnership Audit Procedures” means Code sections 6221 through 6241 and any successor statutes thereto or the Regulations promulgated thereunder.
“Partnership Class A-0 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any AdCo Common Unit, Partnership Class B Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class A-0 Common Unit. For the avoidance of doubt, all references to “Partnership Class A Common Units” and “OP Class A Common Units” in the Charter shall be deemed to reference the Partnership Class A-0 Common Units and no other class of Partnership Class A Common Units.
“Partnership Class A-1 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A-0 Common Unit, Partnership Class A-2 Common Unit, Partnership Class A-3 Common Unit, Partnership Class B Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class A-1 Common Unit.
“Partnership Class A-2 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A-0 Common Unit, Partnership Class A-1 Common Unit, Partnership Class A-3 Common Unit, Partnership Class B Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class A-2 Common Unit.
“Partnership Class A-3 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A-0 Common Unit, Partnership Class A-1 Common Unit, Partnership Class A-2 Common Unit, Partnership Class B Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class A-3 Common Unit.
“Partnership Class A Common Unit” means a Partnership Class A-0 Common Unit, Partnership Class A-1 Common Unit, Partnership Class A-2 Common Unit or a Partnership Class A-3 Common Unit. For the avoidance of doubt, all references to “Partnership Class A Common Units” and

“OP Class A Common Units” in the Charter shall be deemed to reference the Partnership Class A-0 Common Units and no other class of Partnership Class A Common Units.
“Partnership Class B-1 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A Common Unit, Partnership Class B-2 Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class B-1 Common Unit.
“Partnership Class B-2 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A Common Unit, Partnership Class B-1 Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class B-2 Common Unit.
“Partnership Class B Common Unit” means a Partnership Class B-1 Common Unit or a Partnership Class B-2 Common Unit.
“Partnership Common Unit” means a Partnership Class A Common Unit or Partnership Class B Common Unit.
“Partnership Counsel” has the meaning set forth in Section 15.1.
“Partnership Employee” means an employee of the Partnership or an employee of a Subsidiary of the Partnership, if any.
“Partnership Equivalent Units” means, with respect to any class or series of Capital Shares, Partnership Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Common Shares and the other classes and series of Capital Shares as such Partnership Equivalent Units would have as to Partnership Common Units and the other classes and series of Partnership Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Partnership. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Partnership Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares; provided, however, with respect to redemption rights, the terms of Partnership Equivalent Units must be such so that the Partnership complies with Section 3.8.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.
“Partnership Junior Unit” means a fractional share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 3.2 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Partnership Common Units.
“Partnership Minimum Gain” has the meaning set forth in Regulations section 1.704-2(b)(2) and is computed in accordance with Regulation section 1.704-2(d).
“Partnership Preferred Unit” means a fractional share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.
“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a record date fixed for the determination of Partners entitled to receive any distribution, shall (unless otherwise determined by the General Partner) generally be the same as the record date established by the Special Limited Partner for a distribution to its stockholders.
“Partnership Representative” has the meaning set forth in Section 9.3(a).
“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, a Partnership Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3.
“Partnership Unit Designation” has the meaning set forth in Section 3.2(c).
“Percentage Interest” means, with respect to each Partner at any time, as to any class or series of Partnership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of such class or series held by such Partner at such time and the denominator of which is the total number of Partnership Units of such class or series held by all Partners at such time. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Partnership Common Units. A Partner’s Percentage Interest in Partnership Common Units at any time means a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate number of Partnership Class A Common Units held by such Partner and (ii) 0.001 multiplied by the aggregate number of Partnership Class B Common Units held by such Partner, and the denominator of which is the sum of (a) the aggregate number of Partnership Class A Common Units held by all Partners, and (b) 0.001 multiplied by the aggregate number of Partnership Class B Common Units held by all Partners.
“Permitted ATM Distribution Period” means, with respect to any Permitted ATM Funding, the period commencing on the applicable Quarterly Exchange Date and ending on the earlier of (x) the date when all Primary Offering Shares to be sold in such Permitted ATM Funding in respect of the applicable Primary Offering have been sold and (y) the twentieth (20th) Trading Day after such Quarterly Exchange Date.
“Permitted ATM Funding” means any Primary Offering that satisfies each of the following requirements: (i) sales of the applicable Primary Offering Shares in respect of such Primary Offering are made through one or more sales agents of the Special Limited Partner by means of ordinary brokers’ transactions on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing, or otherwise at market prices prevailing at the time of the applicable sale; (ii) the fees or commissions payable to such sales agents are determined pursuant to an equity distribution or similar agreement negotiated in good faith by the Special Limited Partner and entered into on arms’ length terms; (iii) sales of the applicable Primary Offering Shares in respect of such Primary Offering are executed during the applicable Permitted ATM Distribution Period; and (iv) to the extent any Primary Offering Shares remain unsold at the end of the applicable Permitted ATM Distribution Period, a corresponding number of Cash Settled Units are deemed withdrawn from the applicable Primary Offering and may be tendered for exchange in respect of any subsequent Quarterly Exchange Date.
“Permitted Transfer” means, with respect to all Partnership Interests (other than AdCo Common Units), (i) a Transfer by a Limited Partner of all or part of its Partnership Interest to any Family Member, Controlled Entity or Affiliate of such Partner, and (ii) a Pledge and any Transfer of a Partnership Interest to a Permitted Transferee pursuant to the exercise of remedies under a Pledge.
“Permitted Transferee” means, with respect to all Partnership Interests (other than AdCo Common Units), (i) any Family Member, Controlled Entity or Affiliate of a Limited Partner, (ii) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Partnership Interest (each a “Permitted Lender Transferee”), and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Partnership Interest.
“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.
“Pledge” means, with respect to all Partnership Interests (other than AdCo Common Units), a pledge by a Holder of all or any portion of its Partnership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Holder, as collateral or security for a bona fide loan or other extension of credit.
“Predecessor General Partner” has the meaning set forth in the Recitals.
“Preferred Share” means a share of stock of the Special Limited Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.
“Previous LPA” has the meaning set forth in the Recitals.
“Primary Issuance Funding” has the meaning given to such term in Section 14.2(b)(i).
“Primary Offering” has the meaning given to such term in Section 14.2(b)(i).
“Primary Offering Notice” has the meaning given to such term in Section 14.2(b)(ii).
“Primary Offering Shares” has the meaning given to such term in Section 14.2(b)(i).
“Professionals” has the meaning set forth in the Recitals.
“Professionals Division” has the meaning set forth in the Recitals.

“PTET Credit” has the meaning set forth in Section 9.6(a).
“PTET Deficit” has the meaning set forth in Section 9.6(c).
“PTET Elections” has the meaning set forth in Section 9.6(a).
“PTET Payments” has the meaning set forth in Section 9.6(b).
“PTET Share” has the meaning set forth in Section 9.6(c).
“PTET Year” has the meaning set forth in Section 9.6(a).
“Publicly Traded” means listed or admitted to trading on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing.
“PWP Entities” means and includes each of the Partnership, the General Partner, PWP LLC, AmCo Professionals, VoteCo Professionals, the Special Limited Partner and their respective Subsidiaries and Controlled Entities.
“PWP GP” has the meaning set forth in the Preamble.
“PWP LLC” has the meaning set forth in the Preamble.
“PWP LLCA” means the limited liability company agreement of PWP LLC, as amended restated, modified or supplemented from time to time.
“Qualified DRIP” means a dividend reinvestment plan of the Special Limited Partner that permits participants to acquire Class A Shares using the proceeds of dividends paid by the Special Limited Partner; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the Special Limited Partner the savings enjoyed by the Special Limited Partner in connection with the avoidance of share issuance costs, and (ii) not exceed 5% of the value of a Class A Share as computed under the terms of such dividend reinvestment plan.
“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.
“Qualifying Party” means (a) a Limited Partner, (b) an Additional Limited Partner, (c) an Assignee who is the transferee of a Limited Partner’s Partnership Interest in a Permitted Transfer, or (d) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner’s Partnership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner or the Special Limited Partner.
“Quarter” means, unless context requires otherwise, a fiscal quarter of the Special Limited Partner.
“Quarterly Exchange Date” means, with respect to each Quarter, the date established by the Special Limited Partner for Exchanges in such Quarter; provided that, if such date is not both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under the applicable polices of the Special Limited Partner, then the Quarterly Exchange Date shall be the first date thereafter that is both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under such polices. Notwithstanding the foregoing or anything herein to the contrary: (a) for the Quarter in which the thirty-six (36) month anniversary of the Reference Date is to occur, the Quarterly Exchange Date shall be May 16, 2024; (b) for the Quarter in which the forty-two (42) month anniversary of the Reference Date is to occur, the Quarterly Exchange Date shall be November 18, 2024; (c) for the Quarter in which the forty-eighth (48) month anniversary of the Reference Date is to occur, the Quarterly Exchange Date shall be May 16, 2025; (d) for the Quarter in which the fifty-four (54) month anniversary of the Reference Date is to occur, the Quarterly Exchange Date shall be November 17, 2025; and (e) for the Quarter in which the sixty (60) month anniversary of the Reference Date is to occur, the Quarterly Exchange Date shall be May 18, 2026.
“Reference Date” means June 24, 2021.
“Register” has the meaning set forth in Section 3.1.
“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 5.3(b)(viii).
“Relevant Securities” means Partnership Common Units and Common Shares.
“Restorative Transaction” has the meaning set forth in Section 6.1(j).
“Restricted Securities” has the meaning set forth in Section 10.3(b)(ii).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Separation Date” has the meaning set forth in the Recitals.
“Special Limited Partner” has the meaning set forth in the Preamble.
“Sponsored Fund” means any investment fund, investment vehicle or other initiative (with respect to which any of the Restricted Entities will receive a management fee, carried interest, incentive fee and/or similar economic arrangement) that is sponsored, advised or subadvised by any PWP Entity from time to time.
“Stock Amount” means, for each Partnership Class A-0 Common Unit that is exchanged for the Stock Amount, a number of Class A Shares that is equal to the Adjustment Factor.
“Stock Settlement Notice” has the meaning set forth in Section 14.3(a).
“Stockholders Agreement” has the meaning set forth in the Recitals.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.4.
“Surviving Partnership” has the meaning set forth in Section 10.7(b).
“Tax Items” has the meaning set forth in Section 5.4(a).
“Termination” means, with respect to an AdCo Professionals Partner, the later of (i) the cessation of performance by such AdCo Professionals Partner (or its Associated Person) of services to the Restricted Entities for any reason or for no reason and (ii) the end of such AdCo Professionals Partner’s (or its Associated Person’s) Notice Period, if any. The term “Terminated” shall have a correlative meaning.
“Termination Transaction” means (a) a merger, consolidation or other combination involving the Special Limited Partner or the General Partner, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Special Limited Partner not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Special Limited Partner or the General Partner, or (e) a Transfer of all or any portion of the Special Limited Partner’s Partnership Interest or its interest in the General Partner, other than (i) a Transfer to the Partnership, the Special Limited Partner or a direct or indirect wholly owned subsidiary of the Special Limited Partner, or (ii) a Transfer effected in accordance with Section 10.2(b).
“Third-Party Pledge Transferee” means, with respect to all Partnership Interests (other than AdCo Common Units), a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Partnership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.
“Trading Day” means a day on which Class A Shares (i) are not suspended from trading at the close of business on the NASDAQ Capital Market or such other national securities exchange where the Class A Shares have been primarily listed or admitted for trading or any successor to any such exchange and (ii) have traded at least once on the NASDAQ Capital Market or such other national securities exchange where the Class A Shares have been primarily listed or admitted for trading or any successor to any such exchange. If the Class A Shares are not listed or admitted for trading on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing, “Trading Day” means a Business Day.
“Transaction Agreement” has the meaning set forth in the Recitals.
“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article X, “Transfer” does not include (a) any redemption of Partnership Common Units by the Partnership, or acquisition of Partnership Class A Common Units by the Special Limited Partner, pursuant to Section 7.3 or Article XIV or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” shall have correlative meanings.
“Value” means, with respect to any outstanding Class A Shares that are Publicly Traded, the volume weighted average price per share on the Quarterly Exchange Date. If the Class A Shares are not Publicly Traded, the Value of a Class A Share means the amount that a holder of a Class A Share would receive if each of the assets of the Special Limited Partner were to be sold for its fair market value on the Quarterly Exchange Date, the Special Limited Partner were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the holders of the Special Limited Partner’s equity. Such Value shall be determined by the Special Limited Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Special Limited Partner if each asset of the Special Limited Partner (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Special Limited Partner owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Special Limited Partner’s minority interest in any property or any illiquidity of the Special Limited Partner’s interest in any property).
Notwithstanding the foregoing, in the event that the Special Limited Partner elects to settle an Exchange of Partnership Class A Common Units with the proceeds of a Primary Offering pursuant to Section 14.2(b), “Value” shall mean an amount per Class A Share equal to the net proceeds per Class A Share received by the Special Limited Partner from such Primary Offering, determined after deduction of any discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents, but not of any other expenses of the Special Limited Partner or any other Holder related thereto, including without limitation, legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses. For the avoidance of doubt, to the extent the Primary Offering Shares for a given Primary Offering are sold in multiple transactions rather than a single transaction or block, “Value” shall be determined by reference to the volume weighted average price per share received by the Special Limited Partner across all sales in respect of such Primary Offering and otherwise in accordance with this paragraph.
“Vesting Date” has the meaning set forth in Section 7.9(a).
“VoteCo Common Units” means VoteCo Professionals Class A-1 Common Units, VoteCo Professionals Class A-2 Common Units and VoteCo Professionals Class A-3 Common Units.
“VoteCo Professionals” has the meaning set forth in the Recitals.
“VoteCo Professionals Class A-1 Common Units” means the “Partnership Class A-1 Common Units” of VoteCo Professionals, as defined in the VoteCo Professionals LPA.
“VoteCo Professionals Class A-2 Common Units” means the “Partnership Class A-2 Common Units” of VoteCo Professionals, as defined in the VoteCo Professionals LPA.
“VoteCo Professionals Class A-3 Common Units” means the “Partnership Class A-3 Common Units” of VoteCo Professionals, as defined in the VoteCo Professionals LPA.

“VoteCo Professionals LPA” has the meaning set forth in the Recitals.
“Withdrawing Partner” has the meaning given to such term in Section 14.2(b)(iii).
“Working Partner” means an AdCo Professionals Partner (or its Associated Person) whose tenure with the PWP Entities was not Terminated (or agreed in definitive documentation to be Terminated) prior to November 1, 2020, as set forth on a schedule maintained by the General Partner in the books and records of the Partnership.
Section 1.2Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:
(a)the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)defined terms include the plural as well as the singular and vice versa;
(c)words importing gender include all genders;
(d)a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;
(e)any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;
(f)references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;
(g)the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”;
(h)the words “or,” “either” and “any” shall not be exclusive;
(i)unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns; and
(j)if a word is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).
Article II

GENERAL PROVISIONS
Section 2.1Formation. The Partnership is a limited partnership previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Certificate, and all actions taken or to be taken by any employee of Skadden, Arps, Slate,

Meagher & Flom LLP and any other person who executed and filed, the Certificate are hereby adopted and ratified, or authorized, as the case may be.
Section 2.2Name. The name of the Partnership is “PWP Holdings LP.” The Partnership may also conduct business at the same time under one or more fictitious names if the General Partner determines that such is in the best interests of the Partnership. The General Partner may change the name of the Partnership, from time to time, in accordance with applicable law.
Section 2.3Principal Place of Business; Other Places of Business. The principal business office of the Partnership is located at 767 Fifth Avenue, New York, New York 10153, or such other place within or outside the State of Delaware as the General Partner may from time to time designate. The Partnership may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
Section 2.4Designated Agent for Service of Process. So long as required by the Act, the Partnership shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Partnership in the State of Delaware. As of the date of this Agreement, the address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Partnership’s registered agent for service of process at such address is Corporation Service Company.
Section 2.5Term. The term of the Partnership commenced on the Formation Date and such term shall continue until the Partnership is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Partnership, the existence of the Partnership shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.
Section 2.6No Concerted Action. Each Partner hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Partner. Other than in respect of the Partnership, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Partner or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein.
Section 2.7Statutory Compliance. All real and personal property owned by the Partnership shall be deemed owned by the Partnership as an entity and held in its name, and no Partner shall have any ownership interests in any such property in its individual name.
Section 2.8Business Purpose. The Partnership may carry on any lawful business, purpose or activity in which a limited partnership may be engaged under applicable law (including the Act).
Section 2.9Powers. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.8.
Section 2.10Certificates; Filings. The Certificate was previously filed on behalf of the Partnership, in the Office of the Secretary of State of the State of Delaware as required by the Act. The

General Partner may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The General Partner shall also cause to be made, on behalf of the Partnership, such additional filings and recordings as the General Partner shall deem necessary or advisable. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.
Section 2.11Representations and Warranties by the Partners.
(a)Each Partner that is an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject and (ii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(b)Each Partner that is not an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(c)Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 2.11(c) shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Partnership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that any such Permitted Lender Transferee must be a Qualified Transferee.
(d)The representations and warranties contained in Section 2.11(a), Section 2.11(b) and Section 2.11(c) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
(e)Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the Special Limited Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
(f)Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Section 2.11(a), Section 2.11(b) and Section 2.11(c) as applicable to any Partner (including any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.
Article III

CAPITAL CONTRIBUTIONS
Section 3.1Capital Contributions of the Partners. The Partners as of the Effective Date (or their predecessors in interest) have heretofore made Capital Contributions to the Partnership. Except as provided by applicable law or in Section 3.2, Section 3.3 or Section 9.4, the Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any other Capital Contributions or any loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number and class of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No action of any Limited Partner (other than the Special Limited Partner) shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 3.2Issuances of Additional Partnership Interests. Subject to the rights of any Holder set forth in a Partnership Unit Designation:
(a)General. Partnership Interests shall be represented by Partnership Units. Initially, all Partnership Units shall be designated as either “Partnership Class A-0 Common Units,” “Partnership Class A-1 Common Units,” “Partnership Class A-2 Common Units,” “Partnership Class A-3 Common Units,” “Partnership Class B-1 Common Units” or “Partnership Class B-2 Common Units.” Partnership Class A-0 Common Units, Partnership Class A-1 Common Units, Partnership Class A-2 Common Units and Partnership Class A-3 Common Units may be held by the General Partner or any Limited Partner; and Partnership Class B-1 Common Units and Partnership Class B-2 Common Units may be held only by the General Partner or the Special Limited Partner. Except as expressly provided herein, Partnership Class A-0 Common Units, Partnership Class A-1 Common Units, Partnership Class A-2 Common Units, Partnership Class A-3 Common Units, Partnership Class B-1 Common Units and Partnership Class B-2 Common Units shall entitle the holders thereof to equal rights under this Agreement. The Partners, and the number and class of Partnership Units held by each Partner, as of the effectiveness of this Agreement is set forth in the Register.
(b)Issuances of AdCo Common Units. The General Partner shall not issue any additional AdCo Common Units without the Consent of the AdCo Professionals Partners that are Limited Partners at the time of such issuance. For the avoidance of doubt, this Section 3.2(b) shall in no way limit the re-allocation provisions set forth in Section 7.10(c).
(c)Issuances of Other Partnership Interests. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests (other than AdCo Common Units), in the form of Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (other than AdCo Common Units) (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership, or (v) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests (other than AdCo Common Units) may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Partnership Interests) as shall be determined by the General Partner, without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests. Except to the extent specifically set forth in any Partnership Unit Designation, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter.
(d)Issuances to the General Partner or Special Limited Partner. No additional Partnership Units shall be issued to the General Partner or the Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in the Partnership Common Units, (ii) (a) the additional Partnership Units are (w) Partnership Class A-0 Common Units issued in connection with an issuance of Class A Shares, (x) Partnership Class B-1 Common Units issued in connection with an issuance of Class B-1 Shares, (y) Partnership Class B-2 Common Units issued in connection with an issuance of Class B-2 Shares or (z) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Special Limited Partner (other than Common Shares), and (b) the General Partner or the Special Limited Partner (as the case may be) contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, New Securities or other interests in the Special Limited Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, (iv) the additional Partnership Units are Partnership Class A-0 Common Units issued to the Special Limited Partner or the General Partner (a) for a cash price per unit determined by the General Partner, in its discretion, which is equal to (x) the Value of a Class A Share as of the date of such issuance, multiplied by the Adjustment Factor, or (y) the fair market value of a Partnership Class A-0 Common Unit as of the date of such issuance, as determined by the General Partner, in its discretion, and (b) no portion of the purchase price consists of proceeds or other consideration received in connection with the issuance of Common Shares, Preferred Shares, New Securities or other interests in the Special Limited Partner, or (v) the additional Partnership Units are issued pursuant to the other provisions of this Article III.
(e)Partnership Class A-3 Common Units. Notwithstanding anything to the contrary in this Agreement, a Partnership Class A-3 Common Unit shall not be treated as an issued and outstanding partnership interest for U.S. federal income tax purposes prior to conversion into a Partnership Class A-1 Common Unit in accordance with Section 7.9(b). For purposes of clarity and the avoidance of doubt, (i) prior to such conversion, Net Income and Net Loss will not be allocated to Partnership Class A-3 Common Units in accordance with Article V but Holders will be entitled to any distributions with respect to Partnership Class A-3 Common Units and (ii) Partnership Class A-3 Common Units shall be treated as outstanding for all other purposes under this Agreement. Any distribution with respect to Partnership Class A-3 Common Units to a Holder that also holds Partnership Class A-1 Common Units or Partnership Class A-2 Common Units shall be treated as a guaranteed payment for U.S. federal income tax purposes.
(f)No Preemptive Rights. Except as expressly provided in this Agreement or in any Partnership Unit Designation, no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
(g)Register. Upon the issuance of any additional Partnership Interest, the General Partner shall amend the Register and the books and records of the Partnership as appropriate to reflect such issuance.
(h)Fractional Partnership Units. The Partnership may issue fractional Partnership Units, and all Partnership Units shall be rounded to the third decimal place.
(i)Charter. All references to “Partnership Class A Common Units” and “OP Class A Common Units” in the Charter shall be deemed to reference the Partnership Class A-0 Common Units and no other class of Partnership Class A Common Units.

Section 3.3Additional Funds and Capital Contributions.
(a)General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Limited Partner or any other Person.
(b)Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 3.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.
(c)Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than, except as contemplated in Section 3.3(d), the General Partner or the Special Limited Partner) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).
(d)General Partner and Special Limited Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner and/or the Special Limited Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the Special Limited Partner, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).
(e)Issuance of Securities by the Special Limited Partner. The Special Limited Partner shall not issue any additional Common Shares, Preferred Shares or New Securities unless the Special Limited Partner contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Partnership in exchange for (w) in the case of an issuance of Class A Shares, Partnership Class A-0 Common Units, (x) in the case of an issuance of Class B-1 Shares, Partnership Class B-1 Common Units, (y) in the case of an issuance of Class B-2 Shares, Partnership Class B-2 Common Units or (z) in the case of an issuance of Preferred Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the Special Limited Partner may issue Common Shares, Preferred Shares or New Securities (a) pursuant to Section 3.4 or Article XIV, (b) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares or New Securities to all of the holders of Common Shares, Preferred Shares or New Securities (as the case may be), (c) upon a conversion of Class B-1 Shares or

Class B-2 Shares, (d) upon a conversion, redemption or exchange of Preferred Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the Special Limited Partner. In the event of any issuance of additional Common Shares, Preferred Shares or New Securities by the Special Limited Partner, and the contribution to the Partnership, by the Special Limited Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Special Limited Partner’s expenses associated with such issuance, including any underwriting discounts or commissions. In the event that the Special Limited Partner issues any additional Common Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to, and shall, issue to the Special Limited Partner (i) a number and type of Partnership Common Units equal to the number and type of Common Shares so issued, divided by the Adjustment Factor then in effect, or (ii) a number of Partnership Equivalent Units that correspond to the class or series of Capital Shares or New Securities so issued, in either case, in accordance with this Section 3.3(e) without any further act, approval or vote of any Partner or any other Persons.
Section 3.4Equity Plans.
(a)Stock Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Partnership Employee is duly exercised, the following events will be deemed to have occurred:
(i)The Special Limited Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Special Limited Partner by such exercising party in connection with the exercise of such stock option.
(ii)Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.4(a)(i), the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Partnership shall issue a number of Partnership Class A-0 Common Units to the Special Limited Partner equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.
(b)Stock Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Partnership Employee is duly exercised, the following events will be deemed to have occurred:
(i)The Special Limited Partner shall sell to the Partnership, and the Partnership shall purchase from the Special Limited Partner, the number of Class A Shares as to which such stock option is being exercised. The purchase price per Class A Share for such sale of Class A Shares to the Partnership shall be the Value of a Class A Share as of the date of exercise of such stock option.
(ii)The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such Partnership Subsidiary,

which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share at the time of the exercise, the number of Class A Shares equal to (a) the exercise price paid to the Special Limited Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a Class A Share at the time of such exercise.
(iii)The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 3.4(b)(i) less the number of Class A Shares described in Section 3.4(b)(ii).
(iv)The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Special Limited Partner in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Partnership shall issue a number of Partnership Class A-0 Common Units to the Special Limited Partner equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.
(c)Other Class A Shares Issued to Partnership Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Partnership Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Partnership or a Partnership Subsidiary:
(i)The Special Limited Partner shall issue such number of Class A Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;
(ii)The following events will be deemed to have occurred: (a) the Special Limited Partner shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Partnership Subsidiary, to such Partnership Subsidiary) for a purchase price equal to the Value of such shares, (b) the Partnership (or such Partnership Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (c) the Special Limited Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Partnership Subsidiary, the Partnership shall be deemed to have contributed such amount to the capital of the Partnership Subsidiary; and
(iii)The Partnership shall issue to the Special Limited Partner a number of Partnership Class A-0 Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Partnership Class A-0 Common Units, multiplied by (y) a fraction the numerator of which is the Value of a Class A Share, and the denominator of which is the Adjustment Factor then in effect.
(d)Other Class A Shares Issued to Persons other than Partnership Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Partnership Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Special Limited Partner, the General Partner, the Partnership or a Partnership Subsidiary:
(i)The Special Limited Partner shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan; and
(ii)The Special Limited Partner shall be deemed to have contributed the Value of such Class A Shares to the Partnership as a Capital Contribution, and the Partnership shall issue to the Special Limited Partner a number of newly issued Partnership Class A-0 Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.
(e)Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Special Limited Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to the General Partner, the Special Limited Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner or the Special Limited Partner, the General Partner shall have the power, without the Consent of the Limited Partners or the Consent of the Partners, to amend this Section 3.4 pursuant to Section 6.1(g)(ix).
(f)Issuance of Partnership Common Units. The Partnership is expressly authorized to issue Partnership Common Units in the numbers specified in this Section 3.4 without any further act, approval or vote of any Partner or any other Persons.
Section 3.5Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received by the Special Limited Partner in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Special Limited Partner to effect open market purchases of Class A Shares, or (b) if the Special Limited Partner elects instead to issue new Class A Shares with respect to such amounts, shall be contributed by the Special Limited Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the Special Limited Partner a number of Partnership Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.
Section 3.6No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
Section 3.7VoteCo Common Units. To the extent that, at any time and from time to time, (a) the total number of Partnership Class A-1 Common Units held by any Limited Partner do not equal the total number of VoteCo Professionals Class A-1 Common Units held by such Limited Partner, (b) the total number of Partnership Class A-2 Common Units held by any Limited Partner do not equal the total number of VoteCo Professionals Class A-2 Common Units held by such Limited Partner or (c) the total number of Partnership Class A-3 Common Units held by any Limited Partner do not equal the total number of VoteCo Professionals Class A-3 Common Units held by such Limited Partner, the Special

Limited Partner shall take such action as is reasonably necessary to cause the applicable units to be equal, including repurchasing certain Class B-1 Shares from VoteCo Professionals.
Section 3.8Conversion or Redemption of Preferred Shares and Common Shares.
(a)Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted into Common Shares, in whole or in part, then an equal number of Partnership Equivalent Units held by the Special Limited Partner that correspond to the class or series of Preferred Shares so converted shall automatically be converted or exchanged into a number of Partnership Common Units equal to the quotient of (i) the number of Common Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect.
(b)Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Special Limited Partner for cash, then, immediately prior to such redemption, repurchase or acquisition of Preferred Shares, the Partnership shall purchase an equal number of Partnership Equivalent Units held by the Special Limited Partner that correspond to the class or series of Preferred Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Partnership Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.
(c)Redemption, Repurchase or Forfeiture of Common Shares. If, at any time, any Common Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by the Special Limited Partner, then, immediately prior to such redemption, repurchase or acquisition of Common Shares, the Partnership may (but shall not be obligated to) redeem a number of Partnership Common Units held by the Special Limited Partner equal to the quotient of (i) the number of Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such Common Shares are redeemed, repurchased or acquired.
(d)Conversion of Class B Shares. If, at any time, any Class B-1 Shares are converted into Class A Shares, in whole or in part, then an equal number of the then outstanding Partnership Class B-1 Common Units, or fractions thereof, shall automatically be converted into a number of Partnership Class A-0 Common Units equal to the number of Class A Shares issued upon such conversion. If, at any time, any Class B-2 Shares are converted into Class A Shares, in whole or in part, then an equal number of the then outstanding Partnership Class B-2 Common Units, or fractions thereof, shall automatically be converted into a number of Partnership Class A-0 Common Units equal to the number of Class A Shares issued upon such conversion.
Section 3.9Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership in accordance with the principles promulgated in proposed Regulations section 1.704-1. In addition, with the consent of the General Partner, one or more Partners (including the Special Limited Partner) may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Article IV

DISTRIBUTIONS
Section 4.1Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation that provides for a class or series of Partnership Preferred Units with a preference with respect to the payment of distributions, from time to time, as determined by the General Partner, the General Partner shall cause the Partnership to pay distributions, in such amounts as the General Partner may determine, to the Holders of Partnership Common Units pro rata in accordance with their respective Percentage Interests of Partnership Common Units on the applicable Partnership Record Date. Subject to the terms of any Partnership Unit Designation, distributions payable with respect to any Partnership Units that were not outstanding during the entire period in respect of which any distribution is made (other than any Partnership Units issued to the Special Limited Partner in connection with the issuance of Common Shares or Capital Shares by the Special Limited Partner) shall be prorated based on the portion of the period that such Partnership Units were outstanding.
Section 4.1Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, the Partnership shall use best efforts to make distributions to the Partners pro rata in accordance with their respective Percentage Interests of Partnership Common Units on the applicable Partnership Record Date, of an aggregate amount in cash sufficient to allow each Partner to pay its Annual Income Tax Liability with respect to the calendar year. All distributions made to Partners pursuant to this Section 4.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributed to Partners under Section 4.1. The amounts distributable pursuant to this Section 4.2 shall be calculated and distributed at the following times: (i) quarterly, on an estimated basis, with respect to the portion of the Fiscal Year through the end of such quarterly period, at least five (5) days prior to the date on which U.S. federal corporate estimated tax payments are due and (ii) with respect to each Fiscal Year, as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).
Section 4.3Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in kind of Partnership Assets or Partnership Interests to the Holders, and such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the fair market value (as determined by the General Partner, whose determination shall be conclusive) is distributed and allocated in accordance with Article IV, Article V and Article IX.
Section 4.4Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 9.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 4.1 for all purposes under this Agreement.
Section 4.5Distributions upon Liquidation. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Liquidating Event, the assets of the Partnership shall be distributed to the Holders in accordance with Section 12.3.
Section 4.6Revisions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article III, subject to the rights of any Holder set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including making preferential distributions to certain classes of Partnership Units.
Section 4.7Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.
Section 4.8Calculation of Distributions. In calculating all distributions payable to any holders of Partnership Units, the General Partner shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.
Article V

ALLOCATIONS
Section 5.1Timing and Amount of Allocations of Net Income and Net Loss. Subject to Section 10.6(c), Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article V, and subject to Section 10.6(c), an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.
Section 5.2General Allocations. Subject to Section 10.6(c), Net Income and Net Loss shall be allocated to each of the Holders as follows:
(a)Net Income will be allocated to Holders of Partnership Preferred Units in accordance with and subject to the terms of the Partnership Unit Designation applicable to such Partnership Preferred Units;
(b)remaining Net Income will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year; and
(c)subject to the terms of any Partnership Unit Designation, Net Loss will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year.
(d)Notwithstanding the foregoing provisions (a), (b) and (c),
(i)to the extent that Gross Asset Value is adjusted as described in the definition thereof or in connection with a deduction arising as a result of any Partnership Class A-3 Common Unit vesting, the General Partner shall allocate associated Net Income and Net Loss in a manner intended to cause the Capital Account allocable to each Partnership Class A-1 Common Unit and each Partnership Class A-2 Common Unit to be equal;
(ii)to the extent the Partnership makes any distributions in respect of any Partnership Class A-3 Common Unit, the General Partner shall allocate associated Net Loss to Limited Partners holding Partnership Class A-1 Common Units and Partnership Class A-2 Common Units pro rata in accordance with the number of Partnership Class A-1 Common Units and Partnership Class A-2 Common Units held;

(iii)to the extent the Partnership makes a distribution in kind of Assets or Partnership Interests to a Holder, any income, gain, loss or deduction the Partnership derives from such in-kind distribution shall be solely allocated to the Holder who received such distribution; and
(iv)to the extent that any Partnership Units are forfeited and reallocated in accordance with Section 7.10(c) of this Agreement after the Effective Date, the General Partner (A) shall allocate income to the forfeiting Partners for any periods with respect to which such Partners received or will receive tax distributions and (B) shall not allocate any items of income to the forfeiting Partners for any period with respect to which such Partners will not receive tax distributions.
Section 5.3Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article V:
(a)Special Allocations Regarding Partnership Preferred Units. If any Partnership Preferred Units are redeemed pursuant to Section 3.8(b) (treating a full liquidation of the General Partner’s Partnership Interest or of such Special Limited Partner’s Partnership Interest for purposes of this Section 5.3(a) as including a redemption of any then outstanding Partnership Preferred Units pursuant to Section 3.8(b)), for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the redemption amounts paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the redemption amount paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed).
(b)Regulatory Allocations.
(i)Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding the provisions of Section 5.2, or any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4) or in Section 5.3(b)(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal

Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt. A Holder’s share of the net decrease in Partner Minimum Gain shall be determined in accordance with Regulations section 1.704-2(i)(4); provided that a Holder shall not be subject to this provision to the extent that an exception is provided by Regulations section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures, or notices issued with respect thereto. Allocations pursuant to this Section 5.3(b)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and shall be interpreted consistently therewith.
(iii)Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations section 1.704-2(i).
(iv)Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided that an allocation pursuant to this Section 5.3(b)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(iv) were not in the Agreement. It is intended that this Section 5.3(b)(iv) comply with the qualified income offset requirement in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(v)Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2 (g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(b)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(v) and Section 5.3(b)(iv) were not in the Agreement.
(vi)Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any

Holder, such allocation of Net Loss (or items of loss) shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Partnership Units, as determined by the General Partner, subject to the limitations of this Section 5.3(b)(vi).
(vii)Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2) (iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the event that Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations section 1.704-1(b)(2)(iv)(m)(4) applies.
(viii)Curative Allocations. The allocations set forth in Sections 5.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.
(c)Special Allocations Upon Liquidation. Notwithstanding any provision in this Article V to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XII, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Fiscal Year or a later Fiscal Year (and to the extent permitted by Code section 761(c), for the immediately preceding Fiscal Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 12.3(a)(iii) to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article IV.
(d)Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units.
Section 5.4Tax Allocations.
(a)In General. Except as otherwise provided in this Section 5.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.2 and Section 5.3.

(b)Section 704(c) Allocations. Notwithstanding Section 5.4(a), Tax Items with respect to an Asset that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the traditional method as described in Regulations section 1.704-3(b); provided that another method approved under Code section 704(c) and the applicable Regulations may be used to account for such variation if VoteCo Professionals consents in writing to the use of such method. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Notwithstanding anything to the contrary in this Agreement, if the Partnership issues any noncompensatory options as defined in Regulations section 1.721-2 and a Partner receives an interest in the Partnership pursuant to the exercise of such an option, the Partnership shall make such allocations and adjustments to the Partners’ Capital Accounts as are required to comply with Regulations section 1.704-1.
Section 5.5Certain Accounting Matters. Notwithstanding anything herein to the contrary, for financial reporting purposes in accordance with Section 8.1, Limited Partners holding Partnership Class A-1 Common Units may be viewed to have made a contribution to the Partnership in exchange for the grant of an economic interest in the Partnership to Limited Partners holding Partnership Class A-2 Common Units and Partnership Class A-3 Common Units, which require services rendered by such partners to the Partnership. Such contribution is not deemed to increase the Capital Account or ownership percentage of any such contributing Limited Partners in the Partnership, nor does it affect future distributions to such contributing Limited Partners relative to other Limited Partners in the Partnership.
Article VI

OPERATIONS
Section 6.1Management. Subject to the provisions of the agreements entered into in connection with the De-SPAC Transactions, to the extent that, and in the circumstances under which they are intended to control, including the Stockholders Agreement (as such term is defined in the Transaction Agreement):
(a)Except as otherwise expressly provided in this Agreement, the General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Partnership. The General Partner shall have the exclusive power and authority to bind the Partnership, except and to the extent that such power is expressly delegated in writing to any other Person by the General Partner, and such delegation shall not cause the General Partner to cease to be a Partner or the General Partner of the Partnership. The General Partner shall be an agent of the Partnership’s business, and the actions of the General Partner taken in such capacity and in accordance with this Agreement shall bind the Partnership. The General Partner shall at all times be a Partner of the Partnership. The General Partner shall constitute a “general partner” under the Act. Notwithstanding any provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, may enter into and perform any document without any vote or consent of any other Person. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement. The General Partner may not be removed by the Partners, with or without cause, except with the consent of the Special Limited Partner.
(b)The determination as to any of the following matters, made by or at the direction of the General Partner consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units or Partnership Preferred Units; the amount and timing of any distribution; any determination to redeem Partnership Class A-0 Common Units that have been in fact tendered for redemption; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.
(c)The General Partner may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Partnership as the General Partner deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the General Partner from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the General Partner.
(d)Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Partner other than the General Partner shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Partnership or its business, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Partnership. Without limiting the generality of the foregoing, the General Partner may cause the Partnership, without the consent or approval of any other Partner, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, division, exchange, transfer or other disposition of a subsidiary, division or other business, (vii) any issuance of debt or equity securities (subject to any limitations expressly provided for herein) or (viii) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the General Partner, no Limited Partner or Person other than the General Partner shall be an agent for the Partnership or have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership.
(e)Only the General Partner may commence a voluntary case on behalf of, or an involuntary case against, the Partnership under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Partner, to the fullest extent permitted by applicable law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.
(f)It is anticipated that the General Partner’s primary business activities shall be focused on the operation of the PWP Entities. Except as otherwise set forth in this Agreement and subject to any additional limitations contained in any constituent agreement(s) of any other PWP Entity, the Partners acknowledge and agree that, subject to the terms of any other employment, consulting or similar arrangements or engagement with the Partnership, the General Partner, or any Affiliate of either of them: (i) any Limited Partner may engage or invest in any other business, activity or opportunity of any nature, independently or with others; (ii) neither the Partnership nor any Partner (in its capacity as such) shall have any right to participate in any manner in such engagement or investment, or the profits or income earned or derived therefrom; and (iii) the pursuit of such activities by any such Partner shall not be deemed in violation of breach of this Agreement or any obligation or duty owed by such Partner to the Partnership or the other Partners.
(g)Subject to the rights of any Holder set forth in a Partnership Unit Designation and Section 6.1(h), the General Partner shall have the power, without the Consent of any of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(i)to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(ii)to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;
(iii)to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity or mistake, correct or supplement any provision in this Agreement not inconsistent with applicable law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with applicable law or with the provisions of this Agreement;
(iv)to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(v)to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article V or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 4.6 or as contemplated by the Code or the Regulations);
(vi)to reflect the issuance of additional Partnership Interests in accordance with Article III;

(vii)to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Partnership Units issued pursuant to Article III;
(viii)if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Article XIV or any related definitions to provide the holders of interests in such Surviving Partnership rights that are consistent with Section 10.7(b)(v);
(ix)to modify Section 3.4 as the General Partner, in its sole discretion, deems necessary or desirable as a result of the Special Limited Partner, the General Partner or the Partnership adopting, modifying or terminating any share incentive plan for the benefit of employees, directors or other business associates of the Special Limited Partner, the General Partner, the Partnership or any of their Affiliates;
(x)in connection with a merger or division of the Partnership; and
(xi)to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the Special Limited Partner and which does not violate Section 6.1(h).
(h)Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner, if any, adversely affected thereby, if such amendment or action would (i) convert a Limited Partner into a general partner of the Partnership (except as a result of the Limited Partner becoming the General Partner pursuant to Section 11.1 or Section 12.2(c) of this Agreement), (ii) modify the limited liability of a Limited Partner or increase the obligation of a Limited Partner to make a Capital Contribution to the Partnership, (iii) adversely alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article IV or Section 12.3(a)(iii), or alter the allocations specified in Article V (except, in any case, as permitted pursuant to Section 3.2, Section 4.6 and Section 6.1(g)), (iv) alter or modify in a manner that adversely affects any Partner (in respect of such Partner’s Partnership Class A-0 Common Units) the Exchange rights, Cash Amount or Stock Amount as set forth in Article XIV or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 10.7(b)(v)), (v) alter or modify in a manner that materially and adversely affects any Partner (in respect of such Partner’s Partnership Class A-1 Common Units, Partnership Class A-2 Common Units or Partnership Class A-3 Common Units) the Exchange rights, Cash Amount or Stock Amount as set forth in Article XIV or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 10.7(b)(v)), (vi) would convert the Partnership into a corporation (other than in connection with a Termination Transaction) or (vii) amend this Section 6.1(h); provided, however, that, with respect to clauses (iii), (iv), (v), (vi) and (vii), the consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners of such class or series. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 6.1 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

(i)The General Partner shall have the power, without the Consent of any of the Partners, to effect a split, subdivision, reverse split, combination, consolidation or any other recapitalization or reclassification transaction of any class of Partnership Units.
(j)No class of Partnership Units may be split, subdivided, reverse split, combined, consolidated, recapitalized or reclassified, and the holders of each such class of Partnership Units may not receive by dividend or distribution any additional units of such class of Partnership Units, unless, contemporaneously therewith, each other type of Relevant Securities are split, subdivided, reverse split, combined, consolidated, recapitalized or reclassified, or the holders of each other type of Relevant Securities receive by dividend or distribution additional shares or units of such Relevant Securities, in the same proportion and in the same manner; provided, that this Section 6.1(j) shall not apply to any split, subdivision, reverse split, combination, consolidation, recapitalization or reclassification of, or any dividend or distribution to the holders of, any class of Partnership Units that is effected to cause (i) the total number of outstanding Class A Shares to equal the number of Partnership Class A Common Units held by the Special Limited Partner, (ii) the total number of outstanding Class B Shares to equal the number of Partnership Class A Common Units, other than Partnership Class A Common Units held by the Special Limited Partner, (iii) the total number of outstanding Class B Shares to equal the number of Partnership Class B Common Units or (iv) any combination of the foregoing (any such split, subdivision, reverse split, combination, consolidation, recapitalization or reclassification or dividend or distribution, or any similar action or change at the Special Limited Partner, a “Restorative Transaction”).
(k)In the event of any split, subdivision, reverse split, combination, consolidation, recapitalization or reclassification of any type of Relevant Securities, or any dividend or distribution of any additional shares or units of any type of Relevant Securities to the holders of such type of Relevant Securities, references herein to a number of shares or units of any type of Relevant Securities, or a ratio of one type of Relevant Securities to another, shall be deemed adjusted as appropriate to reflect such action or change, unless, contemporaneously therewith, a similar action or change is effected with respect to each other type of Relevant Securities; provided, that there shall be no such adjustment in connection with a Restorative Transaction, except to the extent that the General Partner determines in good faith that such adjustment is required with respect to one or more types of Relevant Securities.
Section 6.2Compensation and Reimbursement.
(a)The General Partner shall not receive any fees from the Partnership for its services in administering the Partnership, except as otherwise provided herein (including the provisions of Article IV and Article V regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).
(b)Subject to Section 6.2(c), the Partnership shall be liable for, and shall reimburse the General Partner, the Special Limited Partner and VoteCo Professionals and its general partner (in such capacity), as applicable, on a monthly basis, or such other basis as the General Partner may determine, for all sums expended in connection with the Partnership’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees of the Special Limited Partner, the General Partner or the Partnership, including payments under future compensation plans of the Special Limited Partner, the General Partner or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the Special Limited Partner, the General Partner or the Partnership will receive payments based upon dividends on or the value of Class A Shares, (iii) director fees and expenses, (iv) all costs and expenses of the Special Limited Partner being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders, and (v) all organizational and operational expenses reasonably incurred by VoteCo Professionals or its general partner (in such capacity), including all payments, advances and other expenses in connection with any indemnity or similar obligation of VoteCo Professionals or its general partner (in such capacity) in accordance with the PWP LLCA; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner or the Special Limited Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 6.3. Such reimbursements shall be in addition to any reimbursement of the General Partner, the Special Limited Partner and VoteCo Professionals or its general partner (in such capacity) as a result of indemnification pursuant to Section 6.6. Notwithstanding anything herein to the contrary, VoteCo Professionals and its general partner (in such capacity) shall be an express third party beneficiary of this Section 6.2(b).
(c)To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and reimbursements to the General Partner, the Special Limited Partner, VoteCo Professionals or any of their respective Affiliates by the Partnership pursuant to this Section 6.2 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).
(d)The Partnership shall satisfy all expense payment and reimbursement obligations arising under section 4.03 of the Previous LPA and section 6.3 of the AdCo Professionals LPA.
Section 6.3Outside Activities.
(a)Neither the General Partner nor the Special Limited Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (i) with respect to the General Partner, the ownership, acquisition and disposition of Partnership Interests, (ii) with respect to the General Partner, the management of the business of the Partnership, (iii) with respect to the Special Limited Partner, its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) with respect to the Special Limited Partner, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Partnership or its assets or activities, and (vi) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership Debt for which it would otherwise be liable in its capacity as General Partner. The General Partner and any Affiliates of the General Partner may acquire Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Partnership Interests.
(b)Subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner or the Special Limited Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 and any other agreements entered into by a Limited Partner or its

Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
Section 6.4Transactions with Affiliates.
(a)The Partnership may lend or contribute funds or other assets to the Special Limited Partner and its Subsidiaries or other Persons in which the Special Limited Partner has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner. The foregoing authority shall not create any right or benefit in favor of any Partner or any other Person. It is expressly acknowledged and agreed by each Partner that the Special Limited Partner may (i) borrow funds from the Partnership in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Special Limited Partner, (ii) put to the Partnership, for cash, any rights, options, warrants or convertible or exchangeable securities that the Special Limited Partner may desire or be required to purchase or redeem or (iii) borrow funds from the Partnership to acquire assets that will be contributed to the Partnership for Partnership Units.
(b)Except as provided in Section 6.3, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.
(c)The General Partner, the Special Limited Partner and their respective Affiliates may sell, transfer or convey any property to the Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner.
(d)The General Partner or the Special Limited Partner may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, the Special Limited Partner, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Special Limited Partner, the Partnership or any of the Partnership’s Subsidiaries.
Section 6.5Liability of the General Partner and the Special Limited Partner.
(a)Neither the General Partner nor the Special Limited Partner nor officers and directors of either of the foregoing shall be liable to the Partnership or to any Partner for any losses sustained or liabilities incurred as a result of any act or omission of such Person or such other Person if the act or failure to act of such Person or such other Person was in good faith, within the scope of such Person’s authority, and undertaken in a manner it believed to be in, or not contrary to, the best interests of the Partnership.
(b)Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity, or otherwise, the parties hereby agree that the General Partner, the Special Limited Partner and all officers and directors of either of the foregoing, shall, to the maximum extent permitted by law, including Section 17-1101(d) of the Act, owe no duties (including fiduciary duties) to the Partnership, the other Partners, or any other Person who is a party to or who is otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.5(b) shall eliminate the implied contractual covenant of good faith and fair dealing. The provisions of this Agreement, to the extent that they eliminate the duties and liabilities of such Persons otherwise existing at law, in equity, or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of such Persons relating thereto.
(c)The Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Partners, the Special Limited Partner and the Special Limited Partner’s stockholders, collectively; and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the Special Limited Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the Special Limited Partner and its stockholders (including, without limitation, with respect to the tax consequences to Partners, Assignees or the Special Limited Partner’s stockholders) and, in the event of such a conflict, the General Partner may give priority to the separate interests of the Special Limited Partner or its stockholders if such action or failure to act does not result in a violation of the contract rights of the Partners under this Agreement.
(d)In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. Except as otherwise agreed by the Partnership, the General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner or the Partnership pursuant to the General Partner’s authority under this Agreement.
(e)Subject to its obligations and duties as the General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.
(f)In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by an officer, employee or agent of the General Partner or the Partnership or any such subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Partnership as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The General Partner shall be entitled to rely on the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in reliance on such advice shall not subject the General Partner to liability to the Partnership or any Partner. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(g)Notwithstanding anything herein to the contrary, except pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or, to the fullest extent permitted by the Act, for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder. Without limitation of the foregoing, and except pursuant to any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.
(h)No manager, member, director, officer, employee, agent or representative of the General Partner or the Special Limited Partner, and no officer of the Partnership, shall be liable to the Partnership or any Partner for money damages by reason of their service as such.
(i)Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the General Partner is permitted or required to make a decision or take an action (a) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the General Partner shall be entitled to take into account such interests and factors as it desires (including its own interests) or (b) in “good faith” or under another expressed standard, the General Partner shall act under such standard and shall not be subject to any other or different standards.
(j)Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner, or the managers, members, directors, officers or agents of the General Partner or the Special Limited Partner, or officers of the Partnership, to the Partnership and the Partners under this Section 6.5, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 6.6Indemnification.
(a)The Partnership shall indemnify and hold harmless each Indemnitee (and such person’s heirs, successors, assigns, executors and administrators) to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that such Indemnitee is or was the General Partner, the Special Limited Partner or an officer or director of either of the foregoing or which relates to or arises out of the Partnership or its property, business or affairs if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Partnership, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 6.6) and (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Partnership. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (i), (ii) or (iii) above. Notwithstanding the foregoing, an Indemnitee shall look to the applicable PWP Entity first in respect of any indemnification claim hereunder (or any advances sought in connection therewith).

(b)Expenses incurred by an Indemnitee in defending any Action, subject to this Section 6.6 shall be advanced by the Partnership prior to the final disposition of such Action upon receipt by the Partnership of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.
(c)Any indemnification obligations of the Partnership arising under this Section 6.6 shall be satisfied out of any Partnership assets (including any amounts otherwise currently or subsequently distributable to any Partner(s)).
(d)The right to indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
(e)To the fullest extent permitted by applicable law, the Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(f)To the fullest extent permitted by applicable law, any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the Special Limited Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.6.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(i)The Partnership shall satisfy all indemnification and expense reimbursement obligations arising under section 4.08 of the limited liability company agreement of the Company that were allocated to the Company in the Holdings Division.

(j)It is the intent of the parties that any amounts paid by the Partnership to the Special Limited Partner or the General Partner pursuant to this Section 6.6 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).
Article VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 7.1Return of Capital. Except pursuant to the rights of Exchange set forth in Article XIV or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article IV or Article V or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 7.2Rights of Limited Partners Relating to the Partnership.
(a)In addition to other rights provided by this Agreement or by the Act, the General Partner shall deliver to each Limited Partner a copy of any information mailed to all of the common stockholders of the Special Limited Partner as soon as practicable after such mailing.
(b)The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.
(c)Notwithstanding any other provision of this Section 7.2, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Special Limited Partner or (ii) the Partnership or the General Partner is required by applicable law or by agreement to keep confidential.
Section 7.3Partnership Right to Call Partnership Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner and its Subsidiaries) are less than five percent (5%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Partnership Common Units (other than Partnership Common Units held by the General Partner or the Special Limited Partner and its Subsidiaries) by treating any Limited Partner as a Qualifying Party who has delivered an Election of Exchange pursuant to Section 14.1(b) for the amount of Partnership Common Units to be specified by the General Partner by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 7.3. Such notice given by the General Partner to a Limited Partner pursuant to this Section 7.3 shall be treated as if it were an Election of Exchange delivered to the General Partner by such Limited Partner. For purposes of this Section 7.3, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that elected to Exchange and (b) the provisions of Article XIV shall apply, mutatis mutandis.

Section 7.4Drag-Along Rights.
(a)If at any time the Special Limited Partner and/or its Affiliates desire to Transfer in one or more transactions all or any portion of its and/or their Partnership Interests (or any beneficial interest therein) in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Special Limited Partner (an “Applicable Sale”), the Special Limited Partner can require each other Partner and Assignee to sell the same ratable share of its Partnership Interests as is being sold by the Special Limited Partner and such Affiliates (based upon the total Partnership Interests held by the Special Limited Partner and its Affiliates at such time) on the same terms and conditions (“Drag-Along Right”). The Special Limited Partner may in its sole discretion elect to cause the General Partner and/or the Partnership to structure the Applicable Sale as a merger or consolidation or as a sale of the Partnership’s assets. If such Applicable Sale is structured (i) as a merger or consolidation, then no Limited Partner or Assignee shall have any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of assets, then no Limited Partner may object to any subsequent liquidation or other distribution of the proceeds therefrom. Each Limited Partner and Assignee agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Special Limited Partner of its Drag-Along Right pursuant to this Section 7.4, each Limited Partner and Assignee shall take all reasonably necessary and desirable actions approved by the Special Limited Partner in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Limited Partners and Assignees shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities or covenants than the Special Limited Partner or its Affiliates, (B) such Limited Partners and Assignees shall not be obligated to bear any share of the out-of-pocket expenses, costs or fees (including attorneys’ fees) incurred by the Partnership or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs and fees were incurred for the benefit of the Partnership or all of its Partners, (C) such Limited Partners and Assignees shall not be obligated or otherwise responsible for more than their proportionate share of any indemnities or other liabilities incurred by the Partnership and the Limited Partners as sellers in respect of such Applicable Sale, and (D) any indemnities or other liabilities approved by the Special Limited Partner or the General Partner shall be limited, in respect of each Limited Partner, to such Limited Partner’s share of the proceeds from the Applicable Sale.
(b)At least five (5) Business Days before consummation of an Applicable Sale, the Special Limited Partner shall (i) provide the Limited Partners and Assignees written notice (the “Applicable Sale Notice”) of such Applicable Sale, which notice shall contain (A) the name and address of the third party purchaser, (B) the proposed purchase price, terms of payment and other material terms and conditions of such purchaser’s offer, together with a copy of any binding agreement with respect to such Applicable Sale and (C) notification of whether or not the Special Limited Partner has elected to exercise its Drag-Along Right and (ii) promptly notify the Limited Partners and Assignees of all proposed changes to such material terms and keep the Limited Partners and Assignees reasonably informed as to all material terms relating to such sale or contribution, and promptly deliver to the Limited Partners and Assignees copies of all final material agreements relating thereto not already provided in accordance with this Section 7.4(b) or otherwise. The Special Limited Partner shall provide the Limited Partners and Assignees written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Section 7.5Limitation of Liability. No Limited Partner, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 9.4) or under the Act. To the maximum extent permitted by law, no Limited Partner shall have any personal liability whatsoever to the Partnership, the other Partners or any other Persons for any action or omission taken in its capacity as a limited partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to any express indemnities given to the Partnership by such Limited Partner pursuant to any other written instrument, and except for liabilities of the Special Limited Partner pursuant to Article XIV. Without limitation of the foregoing, and except pursuant to any such express indemnity (and, in the case of the Special Limited Partner, pursuant to Article XIV), no property or assets of a Limited Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.
Section 7.6Management of Business. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 7.7Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 6.4 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member, partner or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Partners nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.
Section 7.8Certificates Evidencing Partnership Units. The General Partner may, at any time, determine that ownership of any class of Partnership Units shall be evidenced by a certificate in such form as the General Partner adopts from time to time, which certificate may be imprinted with a legend setting forth such restrictions placed on the Partnership Units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement. If the General Partner elects to issue certificates to evidence any class of Partnership Units, it shall give prior written notice to the Limited Partners of such election, and the following provisions shall apply: (a) the certificate shall state that the Partnership is a limited partnership formed under the laws of the State of Delaware, the name of the Partner to whom such certificate is issued and that the certificate represents a “partnership interest,” within the meaning of Section 17-702(b) of the Act; (b) each certificate shall be signed by the General Partner of the Partnership by either manual or facsimile signature; (c) the certificates shall be numbered and registered in the Register as they are issued; (d) when certificates are presented to the Partnership with a request to register a transfer, if the transfer is permitted by this Agreement, the Partnership shall register the transfer or make the exchange on the Register or transfer books of the Partnership; provided that any certificates presented or surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Partnership, duly executed by the holder thereof or his attorney duly authorized in writing; (e) before due presentment for registration of transfer of a certificate in compliance with and in accordance with this Agreement, the Partnership shall be entitled to treat the individual or entity in whose name any certificates issued by the Partnership stand on the books of the Partnership as the absolute owner of the Partnership Units evidenced thereby, and shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Units on the part of any other individual or entity; (f) if any mutilated certificate is surrendered to the Partnership, or the Partnership receives evidence to its satisfaction of the destruction, loss or theft of any certificate, the Partnership shall issue a replacement certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the General Partner, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the General Partner may direct, must be supplied by the holder of such lost, destroyed or stolen certificate that is sufficient in the judgment of the General Partner to protect the Partnership from any loss that it may suffer if a certificate is replaced. The Partnership may charge for its expenses incurred in connection with replacing a certificate.
Section 7.9Vesting of Partnership Class A-2 Common Units and Partnership Class A-3 Common Units.
(a)Except as otherwise provided by PWP LLC and set forth in a separate written agreement between PWP LLC and an AdCo Professionals Partner (or its Associated Person) or immediately upon a Liquidating Event, the Partnership Class A-2 Common Units and Partnership Class A-3 Common Units issued hereunder (including, as applicable, any Partnership Class A-2 Common Units or Partnership Class A-3 Common Units received in respect of such Partnership Class A-2 Common Units or Partnership Class A-3 Common Units as a result of the reallocation of any forfeited AdCo Common Units pursuant to Section 7.10(c) or any other equitable adjustment that, in any case, subsequently vests) shall vest on the following dates (each a “Vesting Date”) so long as such AdCo Professionals Partner (or its Associated Person) remains an Active Professional through, and has not given or received a notice of Termination as of, the applicable Vesting Date:

Vesting Date	Cumulative Percentage of Units Vesting
May 16, 2024	20%
November 18, 2024	40%
May 16, 2025	60%
November 17, 2025	80%
May 18, 2026	100%

(b)Upon vesting in accordance with this section and subject to Section 9.4, each Partnership Class A-2 Common Unit and Partnership Class A-3 Common Unit shall automatically convert into a Partnership Class A-1 Common Unit; provided that, upon mutual agreement of the General Partner and an affected Limited Partner, any of such Limited Partner’s Partnership Class A-3 Common Units that so vest may instead be converted into cash in an aggregate amount up to such Limited Partner’s estimated tax liability (as determined by the General Partner in its sole discretion and to the extent the General Partner determines sufficient cash is available for such purpose) in connection with the associated vesting event. To the extent any Partnership Class A-3 Common Units are converted into cash in accordance with the preceding sentence, such units shall automatically be deemed cancelled.
Section 7.10Termination of AdCo Professionals Partners.
(a)General.
(i)An AdCo Professionals Partner’s (or its Associated Person’s) tenure with the Restricted Entities may be Terminated:
(1)by the General Partner or PWP LLC for Cause;
(2)by the General Partner or PWP LLC without Cause;
(3)upon such AdCo Professionals Partner’s (or its Associated Person’s) resignation with Good Reason;
(4)upon such AdCo Professionals Partner’s (or its Associated Person’s) resignation without Good Reason; or
(5)upon such AdCo Professionals Partner’s (or its Associated Person’s) Incapacity.
(ii)Termination for Cause.
(1)Determination as to whether Cause has occurred shall be made in good faith by PWP LLC in a timely manner. PWP LLC shall have the authority in its sole discretion to waive the consequences under this Agreement of the existence or occurrence of any of the events, acts or omissions constituting Cause.

(2)Notwithstanding anything to the contrary herein, PWP LLC shall have the authority to treat an AdCo Professionals Partner’s (or its Associated Person’s) previous Termination as a Termination for Cause with respect to the forfeiture of such AdCo Professionals Partner’s (or such Associated Person’s) Partnership Interests if, following the Termination of such AdCo Professionals Partner (or such Associated Person) and within the applicable restricted period (including the Non-Compete Period), such AdCo Professionals Partner commits any act or omission which would have constituted Cause under clause (f) of the definition of “Cause” (including Competing) had such AdCo Professionals Partner (or such Associated Person) not been so Terminated. To the extent that PWP LLC elects to treat an AdCo Professionals Partner’s (or its Associated Person’s) previous Termination as a Termination for Cause in accordance with this Section 7.10(a)(ii)(2), it shall notify such AdCo Professionals Partner as promptly as reasonably practicable. For purposes of clarity and the avoidance of doubt, in the event that PWP LLC makes such an election, the applicable date of Termination for purposes of Section 7.10(b) shall be the date that PWP LLC makes such election.
(iii)Competing. Determination as to whether an AdCo Professionals Partner (or its Associated Person) has Competed shall be made in good faith by PWP LLC in a timely manner. PWP LLC shall have the authority in its discretion to waive the consequences under this Agreement of the existence or occurrence of any of the events, acts or omissions that constitute an AdCo Professionals Partner (or its Associated Person) Competing.
(b)Effect of Termination on Partnership Interests. Notwithstanding anything to the contrary contained herein, if an AdCo Professionals Partner (or its Associated Person) is Terminated:
(i)by the General Partner or PWP LLC for Cause, then any Partnership Units held by such AdCo Professionals Partner on the applicable date of Termination (whether or not vested) shall be automatically forfeited by such AdCo Professionals Partner on the applicable date of Termination;
(ii)by the General Partner or PWP LLC without Cause or upon such AdCo Professionals Partner’s (or its Associated Person’s) resignation with Good Reason, then (x) a pro-rata portion of each unvested tranche of Partnership Class A-2 Common Units and Partnership Class A-3 Common Units shall vest and automatically convert into an equivalent number of Partnership Class A-1 Common Units, with such pro-rata portion determined by multiplying the number of Partnership Class A-2 Common Units and Partnership Class A-3 Common Units subject to each tranche by a fraction, the numerator of which is the number of full months from the date of issuance of such Partnership Units to the applicable date of Termination, and the denominator of which is the number of full months from the date of issuance of such Partnership Class A-2 Common Units to the date such tranche would have otherwise vested in accordance with Section 7.9; provided that in no event shall the amount of Partnership Class A-2 Common Units and Partnership Class A-3 Common Units that are vested immediately following such Termination be less than 50% of the total amount of each applicable issuance of Partnership Class A-2 Common Units and Partnership Class A-3 Common Units (with such 50% test applied separately to each issuance of Partnership Class A-2 Common Units and each issuance of Partnership Class A-3 Common Units), (y) any Partnership Class A-2 Common Units and Partnership Class A-3 Common Units held by such AdCo Professionals Partner on the applicable date of Termination that remain unvested following the application of this Section 7.10(b)(ii) shall be automatically forfeited by such AdCo Professionals Partner on the applicable date of Termination and (z) any other Partnership Units held by such AdCo Professionals Partner on the applicable date of Termination shall be retained by such AdCo Professionals Partner (subject to forfeiture as set forth in this Agreement);
(iii)by the General Partner or PWP LLC without Cause or upon such AdCo Professionals Partner’s (or its Associated Person’s) resignation with Good Reason within twenty-four (24) months following a Change in Control, then (x) 100% of the Partnership Class A-2 Common Units and Partnership Class A-3 Common Units held by such AdCo Professionals Partner shall vest and automatically convert into an equivalent number of Partnership Class A-1 Common Units and (y) any other Partnership Units held by such AdCo Professionals Partner on the applicable date of Termination shall be retained by such AdCo Professionals Partner (subject to forfeiture as set forth in this Agreement);
(iv)as a result of such AdCo Professionals Partner’s (or its Associated Person’s) resignation without Good Reason, then (x) any Partnership Class A-2 Common Units and Partnership Class A-3 Common Units that remain unvested shall be automatically forfeited by such AdCo Professionals Partner on the applicable date of Termination and (y) any other Partnership Units held by such AdCo Professionals Partner on the applicable date of Termination shall be retained by such AdCo Professionals Partner (subject to forfeiture as set forth in this Agreement); provided that if such AdCo Professionals Partner (or its Associated Person) thereafter Competes with the Restricted Entities during the Non-Compete Period or breaches any other applicable written covenant between any Restricted Entity and such AdCo Professionals Partner (or its Associated Person) (including Schedule 1.2), then any Partnership Units held by such AdCo Professionals Partner on the date of such Competing or breach shall be deemed to be automatically forfeited by such AdCo Professionals Partner on the date of such Competing or breach (regardless of when the General Partner or PWP LLC learns of the conduct giving rise to such Competing or breach); and
(v)as a result of the Incapacity of such AdCo Professionals Partner (or its Associated Person), then (x) 100% of the Partnership Class A-2 Common Units and Partnership Class A-3 Common Units held by such AdCo Professionals Partner shall vest and automatically convert into an equivalent number of Partnership Class A-1 Common Units and (y) any other Partnership Units held by such AdCo Professionals Partner on the applicable date of Termination shall be retained by such AdCo Professionals Partner (subject to forfeiture as set forth in this Agreement).
Upon mutual agreement of the General Partner and an affected Limited Partner prior to such vesting, any Partnership Class A-3 Common Units that vest pursuant to this Section 7.10(b) may instead be converted into cash in an aggregate amount up to such Limited Partner’s estimated tax liability (as determined by the General Partner in its sole discretion and to the extent the General Partner determines sufficient cash is available for such purpose) in connection with the associated vesting event. To the extent any Partnership Class A-3 Common Units are converted into cash in accordance with the preceding sentence, such units shall automatically be deemed cancelled.
(c)Reallocation of Forfeited AdCo Common Units Among Holders of AdCo Common Units. Upon any forfeiture of AdCo Common Units pursuant to Section 7.10(b), such forfeited AdCo Common Units shall, regardless of sub-class, automatically be reallocated (in fractional units to the extent necessary) on a pro rata basis (based on the relative number of Partnership Class A-1 Common Units, Partnership Class A-2 Common Units and Partnership Class A-3 Common Units outstanding, other than such forfeited AdCo Common Units) to the Holders of outstanding AdCo Common Units (but not the Holders of outstanding Partnership Class A-0 Common Units) after converting into the Partnership Class A Common Units described below, as applicable:
(i)to the extent allocated to an AdCo Professionals Partner who holds only Partnership Class A-1 Common Units, the AdCo Common Units shall convert into (or remain) Partnership Class A-1 Common Units;
(ii)to the extent allocated to an AdCo Professionals Partner who holds any Partnership Class A-3 Common Units, the AdCo Common Units shall convert into (or remain) Partnership Class A-3 Common Units;
(iii)to the extent allocated to an AdCo Professionals Partner who holds any Partnership Class A-2 Common Units, does not hold any Partnership Class A-3 Common Units, and whose Capital Account is greater than or equal to the value of such Partner’s Partnership Units, the AdCo Common Units shall convert into (or remain) Partnership Class A-2 Common Units; and
(iv)to the extent allocated to an AdCo Professionals Partner who holds any Partnership Class A-2 Common Units, does not hold any Partnership Class A-3 Common Units, and whose Capital Account is less than the value of such Partner’s Partnership Units, the AdCo Common Units shall convert into (or remain) Partnership Class A-3 Common Units to the extent the value of such Partner’s Partnership Units exceeds such Partner’s Capital Account, and the remainder of the AdCo Common Units shall convert into (or remain) Partnership Class A-2 Common Units.
Article VIII

BOOKS AND RECORDS
Section 8.1Books and Records. At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Partnership shall keep at its principal office the following:
(a)a current list of the full name and the last known street address of each Partner;
(b)a copy of the Certificate and this Agreement and all amendments thereto; and
(c)copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent years.
Section 8.2Inspection. Subject to Section 15.12, Limited Partners (personally or through an authorized representative) may, for purposes reasonably related to their respective Partnership Interests, examine and copy (at their own cost and expense) the books and records of the Partnership at all reasonable business hours upon reasonable prior notice.

Article IX

TAX MATTERS
Section 9.1Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and eighty (180) days of the close of each taxable year, the tax information reasonably required by Limited Partners and for federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to any Contributed Assets, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.
Section 9.2Tax Elections. The General Partner shall file (or cause to be filed) an election pursuant to Code section 754 for the Partnership for its first Fiscal Year and shall maintain and keep such election in effect at all times. Except as otherwise provided herein, the General Partner shall determine whether to make any available election pursuant to the Code, other than the election under Code section 754. The General Partner shall have the right to seek to revoke any such election (other than the election under Code section 754).
Section 9.3Partnership Representative.
(a)The General Partner is hereby designated to serve as the “tax matters partner” under Code section 6231(a)(7) (as in effect prior to repeal of such section pursuant to the Partnership Audit Procedures) and the “partnership representative” with respect to the Partnership, as provided in section 6223(a) of the Partnership Audit Procedures (in such capacities, the “Partnership Representative”) to oversee or handle matters relating to the taxation of the Partnership. For each taxable year in which the Partnership Representative is an entity, the Partnership shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Treasury Regulations. Each Partner expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.
(b)The Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with and make all relevant decisions regarding application of the Partnership Audit Procedures, including, but not limited to, any elections under the Partnership Audit Procedures or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS.
(c)The Partners agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Procedures, including without limitation to make any elections available to the Partnership under the Partnership Audit Procedures. Each Partner agrees that, upon request of the Partnership, such Partner shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Partnership to comply with the provisions of section 6226 of the Partnership Audit Procedures so that any “partnership adjustments” (as defined in section 6241(2) of the Partnership Audit Procedures) are taken into account by the Partners and former Partners rather than the Partnership; (ii) use the provisions of section 6225(c) of the Partnership Audit Procedures including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of section 6225(d)(1) of the Partnership

Audit Procedures) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Partnership; or (iii) otherwise allow the Partnership and its Partners to address and respond to any matters arising under the Partnership Audit Procedures.
(d)Notwithstanding other provisions of this Agreement to the contrary, if any partnership adjustment is determined with respect to the Partnership, the Partnership Representative may cause the Partnership to elect pursuant to section 6226 of the Partnership Audit Procedures to have such adjustment passed through to the Partners for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of section 6225(d)(1) of the Partnership Audit Procedures). In the event that the Partnership Representative has not caused the Partnership to so elect pursuant to section 6226 of the Partnership Audit Procedures, then any “imputed underpayment” (as determined in accordance with section 6225 of the Partnership Audit Procedures) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their interests in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of section 6225 of the Partnership Audit Procedures paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or contract.
(e)Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner as determined in accordance with the second sentence of Section 9.3(d) with respect to an audited or reviewed taxable year for which such Partner was a partner in the Partnership. The obligations set forth in this Section 9.3(e) shall survive the termination of any Partner’s interest in the Partnership, the termination of this Agreement and/or the termination, dissolution, liquidation or winding up of the Partnership, and shall remain binding on each Partner for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Partnership and for Partners to satisfy their indemnification obligations, if any, pursuant to this Section 9.3. Any obligation of a Partner pursuant to this Section 9.3(e) shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Section 4.1; provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided, further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Procedures, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this Section 9.3(e) shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement.
(f)All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Partnership (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 9.3(f)), and the Partnership shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Partnership, any Partner or any Affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 9.3 absent (i) willful breach of any provision of this Section 9.3 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.
Section 9.4Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership or any of its affiliates is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner or with respect to any vesting of such Limited Partner’s Partnership Units pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership or any of its affiliates pursuant to Code section 1441, Code section 1442, Code section 1445 or Code section 1446 or in connection with vesting of Partnership Class A Common Units under Section 7.9(b) or Section 7.10(b). To the extent any Partnership Class A Common Units are converted into cash in connection with any such withholding, such units shall automatically be cancelled. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 9.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 9.4 when due, the General Partner may elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder. Any PTET Payment made by the Partnership and any withholding made by the Partnership with respect to any PTET Deficit shall be governed by Section 9.6 and not this Section 9.4 and shall not constitute a loan to any Partner except as provided in Section 9.6.
Section 9.5Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code section 709.
Section 9.6PTET Election.

(a)The General Partner is hereby authorized to make or cause to be made the elections described in (i) New York Tax Law Section 861 with respect to 2022 and any subsequent taxable year of the Partnership (a “New York PTET Election”), (ii) Colorado Revised Statutes, 39-22-343 with respect to 2022 and any subsequent taxable year of the Partnership (a “Colorado PTET Election”) and (iii) any other analogous provisions of any other cities’ or states’ laws (an “Other PTET Election,” and together with the New York PTET Election and the Colorado PTET Election, the “PTET Elections”). With respect to (i) any taxable year in which a New York PTET Election has been or will be made (a “New York PTET Year”), it is intended that each eligible Partner receive its applicable credit against New York tax described in New York Tax Law Section 606(kkk) (a “New York PTET Credit”), (ii) any taxable year in which a Colorado PTET Election has been or will be made (a “Colorado PTET Year”), it is intended that each eligible Partner exclude its distributive share of the Partnership’s income from its Colorado income as described in Colorado Revised Statutes, 39-22-345 (a “Colorado PTET Exclusion”) and (iii) any taxable year in which an Other PTET Election has been made (an “Other PTET Year,” and together with the New York PTET Year and Colorado PTET Year, the “PTET Year”), it is intended that each eligible Partner receive its share of any analogous credits or exclusions under such city’s or state’s laws (an “Other PTET Credit,” and together with the New York PTET Credit and the Colorado PTET Exclusion, a “PTET Credit”), and, to the maximum extent possible, this Section 9.6 shall be interpreted and applied in a manner so as to achieve the intended results described in this sentence. Any state in which a PTET Election has been made shall be an “Applicable State” for purposes of this Agreement.
(b)The Partnership is hereby authorized to pay (i) with respect to any New York PTET Year, any tax imposed by New York Tax Law Section 862 (“New York PTET”) and any estimates thereof (together, “New York PTET Payments”), (ii) with respect to any Colorado PTET Year, any tax imposed by Colorado Revised Statutes, 39-22-344 (“Colorado PTET”) and any estimates thereof ( “Colorado PTET Payments”) and (iii) with respect to any Other PTET Year, any analogous tax payment or estimated tax payment (“Other PTET Payments,” and together with the New York PTET Payments and the Colorado PTET Payments, “PTET Payments”).
(c)If any Partner has a PTET Deficit at any time, or if the General Partner determines in its sole discretion that such Partner may have a PTET Deficit in the future in whole or in part as the result of any amount otherwise distributable or allocable to such Partner or with respect to any vesting of such Partner’s Partnership Units pursuant to this Agreement, the Partnership may withhold from any amounts payable pursuant to this Agreement an amount necessary to eliminate such PTET Deficit. Any amounts withheld pursuant to the foregoing shall be treated as having been paid to such Partner for all other purposes of this Agreement. To the extent any Partnership Class A Common Units are converted into cash in connection with any such withholding, such units shall automatically be cancelled. “PTET Deficit” with respect to a Partner means, as determined for any Applicable State, the aggregate amount of all PTET Payments made by the Partnership with respect to tax liabilities in such Applicable State multiplied, in each case, by the PTET Share of the Partner for the PTET Year of the applicable PTET Payment in such Applicable State, less any amounts previously withheld from such Partner with respect to the Applicable State pursuant to this Section 9.6(c). A Partner’s “PTET Share” for any PTET Year shall be equal to the quotient of (i) such Partner’s PTET Credit for such PTET Year in the Applicable State and (ii) the PTET Payments for such PTET Year in the Applicable State, as reasonably determined by the General Partner; provided that if such PTET Credit or PTET Payment for such PTET Year has not been determined at the time a Partner’s PTET Share must be calculated for purposes of this Section 9.6, the General Partner shall reasonably estimate such PTET Share with respect to any Applicable State. Notwithstanding anything in this Agreement to the contrary, any amounts withheld pursuant to this Section 9.6(c) shall be governed by this Section 9.6 and not by Section 9.4 hereof.

(d)If, pursuant to an exercise of its rights to effect a redemption of its Partnership Units pursuant to an Exchange under Article XIV and/or pursuant to any other redemption, repurchase or conversion right with respect to any Partnership Units held by a Partner, or the distribution or allocation of any other amount to such Partner pursuant to terms of this Agreement, such Partner would have a PTET Deficit in excess of ten percent (10%) of the aggregate value of the Partnership Units held by such Partner after such exercise, distribution or allocation (the amount of such excess, the “Excess PTET Deficit”), (i) the Cash Amount, Stock Amount or such other amount to which such Partner would otherwise be entitled pursuant to such exercise, distribution or allocation shall be reduced by the Excess PTET Deficit and (ii) such Partner’s PTET Deficit shall be reduced by the Excess PTET Deficit. If such reduction is taken in Class A Shares, the reduction to the Excess PTET Deficit described in clause (ii) of the preceding sentence shall be based on the amount of cash or the fair market value of Class A Shares that would otherwise have been received by the Partner in respect of such Partnership Units.
(e)Notwithstanding any provision to the contrary in this Agreement, to the extent any gross items of income, loss, credit or deduction arise from a PTET Payment in any taxable year, (i) gross items of income, loss, credit or deduction shall be specially allocated to the Partners holding Partnership Class A-3 Common Units, so as to ensure that no such Partner is adversely affected in any material respect by such PTET Payment, including, for example, by reducing the guaranteed payment payable and increasing the amount of income allocable to each such Partner, in each case, by the amount of additional distributions such Partners would have received under the Agreement absent the applicable PTET Elections, and (ii) gross items of loss or deduction that arise from a PTET Payment shall be specially allocated pro rata to each Partner in accordance with their PTET Share to Partnership Units in accordance with the relative PTET Shares of the Partners for such taxable year. To the extent the General Partner makes or causes to be made any PTET Elections and PTET Payments and determines, from time to time in its reasonable discretion, that any Partner has been adversely affected in any material respect by the amendment and restatement of the Fifth A&R Professionals LPA on March 14, 2022 or by the adoption of this Section 9.6 on April 1, 2024 (each such Partner, an “Affected Partner”), the General Partner shall allocate Net Income and Net Loss, or make payments or distributions to the Affected Partner, such that any Affected Partners are not adversely affected in any material respect by the amendment and restatement of this Agreement on April 1, 2024, at the expense of Partners benefited by such amendment and restatement. Except as set forth in this Section 9.6(e), all Net Income and Net Loss of the Partnership (including any gross items thereof) shall be allocated to the Partners without regard to the allocations, payments, and distributions described in the preceding two sentences and as if such allocations, payments, and distributions had not been made.
(f)The intent of this Section 9.6 is to allocate the PTET Payment to the Partners in proportion to their share of the underlying tax liability such that each Partner bears the cost (and receives the PTET Credit) with respect to the PTET Payments made with respect to its share of the Partnership’s income, and the provisions of this amendment shall be interpreted consistently with such intent. The General Partner is hereby authorized, in its reasonable discretion, to adjust the allocations and distributions under the Agreement to accomplish the intent described in Section 9.6(a) and this Section 9.6(f).

Article X

PARTNER TRANSFERS AND WITHDRAWALS
Section 10.1Transfer.
(a)No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
(b)No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article X shall be null and void ab initio.
(c)No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the Stock Amount any Partnership Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code section 752.
Section 10.2Transfer of General Partner’s Partnership Interest.
(a)Except as provided in Section 10.2(b), and subject to the rights of any Holder set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest without the Consent of the Partners.
(b)Subject to compliance with the other provisions of this Article X, the General Partner may Transfer all of its Partnership Interest at any time to the Special Limited Partner or any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Special Limited Partner without the Consent of any Partner, and may designate the transferee to become the new General Partner under Section 11.1.
(c)The General Partner may not voluntarily withdraw as a general partner of the Partnership without the consent of the Special Limited Partner, except in connection with a Transfer of the General Partner’s entire Partnership Interest permitted in this Article X and the admission of the transferee as a successor General Partner of the Partnership pursuant to the Act and this Agreement.
(d)It is a condition to any Transfer of the entire Partnership Interest of a sole General Partner otherwise permitted hereunder that (i) coincident or prior to such Transfer, the transferee is admitted as a General Partner pursuant to the Act and this Agreement; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the General Partner and the admission of such transferee as a General Partner.

Section 10.3Limited Partners’ Rights to Transfer.
(a)Transfers of Other Partnership Units. Except as provided below, no Holder may Transfer any Other Partnership Unit without the consent of the General Partner. Notwithstanding the foregoing, any Holder may, at any time, without the consent of the General Partner, Transfer all or any portion of its Other Partnership Units pursuant to a Permitted Transfer (including, in the case of a Holder that is a Permitted Lender Transferee, any Transfer of a Partnership Interest to a Third-Party Pledge Transferee). Any Transfer by a Holder pursuant to this Section 10.3(a) is subject to Section 10.4 and to satisfaction of the following conditions:
(i)Right of First Refusal. The Transferring Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner and the Special Limited Partner, which notice shall state (x) the identity and address of the proposed transferee and (y) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The Special Limited Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice (or, if the terms provide for non-cash consideration, for cash equal to the Value, or if other than Class A Shares, the fair market value (as determined by the Special Limited Partner, whose determination shall be conclusive), of such non-cash consideration). If it so elects, the Special Limited Partner shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash (including cash in lieu of non-cash consideration), the Special Limited Partner may at its election deliver in lieu of all or any portion of such cash a note from the Special Limited Partner payable to the Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the Applicable Federal Short-Term Rate, as published monthly by the IRS, as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable, and any other applicable requirements of law. If the Special Limited Partner does not elect to acquire the Partnership Units, then the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the originally proposed terms, subject to the other conditions of this Section 10.3.
(ii)Minimum Transfer Restriction. Any transferor must Transfer not less than the lesser of (i) ten thousand (10,000) Partnership Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the General Partner) or (ii) all of the remaining Partnership Units owned by such transferor; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Holder shall be considered to be owned by such Holder.
(iii)No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Partnership Units, other than to the Special Limited Partner or the Partnership.
(iv)Exception for Permitted Transfers. The conditions of Section 10.3(a)(i), Section 10.3(a)(ii), Section 10.3(a)(iii) and Section 10.3(c)(ii) shall not apply in the case of a Permitted Transfer.

(b)Transfers of AdCo Common Units. No Holder may Transfer any AdCo Common Unit without (x) the consent of the General Partner (provided, however, that the General Partner shall not unreasonably withhold its consent to the Transfer by a Holder of all or any portion of such Holder’s AdCo Common Units to an Estate Planning Vehicle (but may require the Transfer to be effective on the last day of a calendar quarter) so long as such Holder agrees to (i) indemnify the Partnership, the General Partner and each other Limited Partner from any loss or damage incurred in connection with any such Transfer and (ii) at all times maintain voting control of any such Estate Planning Vehicle with respect to such Estate Planning Vehicle’s investment in the Partnership) and (y) concurrently Transferring a VoteCo Common Unit of an equivalent class in accordance with the VoteCo Professionals LPA to the same transferee. Any Transfer by a Holder pursuant to this Section 10.3(b) is subject to Section 10.4 and to satisfaction of the following conditions:
(i)Partnership Costs and Expenses. The transferor shall pay all costs and expenses (including attorneys’ fees, filing costs and other out-of-pocket costs and expenses) incurred by the Partnership in connection with any Transfer of a Partnership Unit.
(ii)No Transfers or Hedges During Lock-Up Period. To the extent any Partnership Class A Common Units held by a Limited Partner are subject to a Lock-Up Period, such Limited Partner (and its Associated Person) shall not, directly or indirectly, (A) Transfer any Partnership Class A Common Units or any securities convertible into, or exercisable or exchangeable for, Partnership Class A Common Units (collectively, the “Restricted Securities”) or (B) enter into any hedging, swap or other agreement or transaction that Transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction is to be settled by delivery of Restricted Securities, Class A Shares, cash or otherwise. For purposes of clarity and the avoidance of doubt, such prohibited agreements and transactions shall include any short sale and any purchase, sale or grant of any right (including any put or call option) with respect to any Restricted Securities or with respect to any security that includes, relates to, or derives any significant part of its value from Restricted Securities, including Class A Shares. Notwithstanding the foregoing, the terms of this Section 10.3(b)(ii) shall not apply to or prohibit (i) redemptions effected in accordance with Article XIV hereto and the subsequent sale of any Class A Shares received in connection therewith or (ii) transactions related to Class A Shares acquired in a public offering or in open market transactions or pursuant to any management, director and/or employee equity plan or equity option plan, equity appreciation rights plan, or any other management, director and/or employee benefit plan or agreement or any equity subscription or equityholder agreement, any employment termination agreement or any other employment agreement or equityholders’ or similar agreement approved by the Board of Directors on or after the Reference Date. Notwithstanding anything in this Agreement to the contrary, the General Partner may, by written agreement with a Holder, waive or otherwise modify the applicability of this Section 10.3(c)(ii) to such Holder, in the sole discretion of the General Partner, and without having any obligation to do so for any other Holder.
(iii)Exception for Transfers to Estate Planning Vehicles. The conditions of Section 10.3(b)(ii), Section 10.3(a)(ii) and Section 10.3(c)(ii) shall not apply in the case of a Transfer to an Estate Planning Vehicle.
(c)Any Transfer by a Holder pursuant to Section 10.3(a) or Section 10.3(b) is subject to Section 10.4 and to satisfaction of the following conditions:

(i)Qualified Transferee. Any Transfer of a Partnership Unit shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 10.3(a)(ii) may be to a separate Qualified Transferee.
(ii)Opinion of Counsel. The transferor shall deliver or cause to be delivered to the General Partner an opinion of legal counsel reasonably satisfactory to the General Partner to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Units Transferred; provided, however, that the General Partner may waive this condition upon the request of the transferor. If the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 10.3.
It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after any applicable Lock-Up Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Units, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor are assumed by a successor corporation by operation of law) shall relieve the transferor of its obligations under this Agreement without the approval of the General Partner. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 10.5.
(d)Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
(e)Adverse Tax Consequences. No Transfer by a Holder of its Partnership Units (including any Exchange, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership and including any Permitted Transfer) may be made to or by any Person if the Partnership determines, (i) such Transfer would create a material risk of the Partnership being treated as an association taxable as a corporation or (ii) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code section 7704.

Section 10.4Substituted Limited Partners.
(a)No Limited Partner shall have the right to substitute a transferee other than a Permitted Transferee as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner; provided, however, that a Permitted Transferee shall be admitted as a Substituted Limited Partner pursuant to a Permitted Transfer without the consent of the General Partner, subject to compliance with the last sentence of this Section 10.4(a); provided, further, that the General Partner will not unreasonably withhold its consent to the admission of an Estate Planning Vehicle transferee as a Substituted Limited Partner so long as the applicable transferor of AdCo Common Units agrees to (x) indemnify the Partnership, the General Partner and each other Limited Partner from any loss or damage incurred in connection with any such Transfer and (y) at all times maintain voting control of any such Estate Planning Vehicle with respect to such Estate Planning Vehicle’s investment in the Partnership. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, (iii) Consent by Spouse and (iv) such other documents and instruments as the General Partner may require to effect such Assignee’s admission as a Substituted Limited Partner.
(b)Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
(c)A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
Section 10.5Assignees. If the General Partner’s consent is required for the admission of any transferee under Section 10.3 as a Substituted Limited Partner, as described in Section 10.4, and the General Partner withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article X, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Article XIV with respect to a Qualifying Party that elects to Exchange), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 10.6General Provisions.
(a)No Limited Partner may withdraw from the Partnership other than: (i) as a result of a Permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article X with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner or the Special Limited Partner) of all of its Partnership Interest pursuant to a redemption under Section 7.3 or Article XIV and/or pursuant to any Partnership Unit Designation; or (iii) as a result of the acquisition by the Partnership, the General Partner or the Special Limited Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Article XIV.
(b)Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to an Exchange under Article XIV and/or pursuant to any Partnership Unit Designation or (iii) to the Special Limited Partner, whether or not pursuant to Article XIV, shall cease to be a Limited Partner.
(c)If any Partnership Unit is Transferred in compliance with the provisions of this Article X, or is redeemed by the Partnership, or acquired by the Special Limited Partner pursuant to Article XIV, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Qualifying Party that elected the Exchange (as the case may be) and, in the case of a Transfer or assignment other than an Exchange, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, unless otherwise determined by the General Partner, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or an Exchange occurs shall be allocated to the transferor Partner, or the Qualifying Party that elected the Exchange (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Partner or the Qualifying Party that elected the Exchange (as the case may be) and, in the case of a Transfer other than an Exchange, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee.
(d)In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Exchange, any acquisition of Partnership Units by the Special Limited Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if the General Partner determines that such Transfer would create a material risk that the Partnership would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code section 4975(c)); (v) if the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Partnership would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (vi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if the General Partner determines that such Transfer creates a material risk that the Partnership would become a reporting company under the Exchange Act; (viii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (ix) if the General Partner determines that such Transfer would create a material risk that the Partnership would become a “publicly traded partnership,” as such term is defined in Code section 469(k)(2) or Code section 7704(b), or otherwise cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption (or acquisition by the Special Limited Partner) of all Partnership Units held by all Limited Partners (other than the Special Limited Partner)).
(e)Transfers pursuant to this Article X, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.
Section 10.7Restrictions on Termination Transactions. Neither the Special Limited Partner nor the General Partner shall engage in, or cause or permit, a Termination Transaction, other than (i) with the Consent of the Limited Partners, or (ii) either:
(a)in connection with any such Termination Transaction, each holder of Partnership Common Units (other than the Special Limited Partner and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Share in consideration of one Class A Share pursuant to the terms of such Termination Transaction; provided that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares, each holder of Partnership Common Units (other than the Special Limited Partner and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Exchange pursuant to Article XIV and received Class A Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or
(b)all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Partnership prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Surviving Partnership is classified as a partnership for U.S. federal income tax purposes; (iii) the Limited Partners (other than the Special Limited Partner) that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value (as determined by the General Partner, whose determination shall be conclusive) of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iv) the rights of such Limited Partners with respect to the Surviving Partnership are at least as favorable as those of Limited Partners holding Partnership Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (v) below) and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (v) such rights include the right to redeem their interests in the Surviving Partnership at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Partnership.
Article XI

ADMISSION OF PARTNERS
Section 11.1Admission of Successor General Partner. A successor to all or a portion of the General Partner’s Partnership Interest pursuant to Section 10.2(b) who the General Partner has designated to become a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon the Transfer of such Partnership Interest to it. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 11.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Partners or the consent or approval of any other Partner. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor General Partner in accordance with Section 12.2(c).
Section 11.2Partners; Admission of Additional Limited Partners.
(a)After the Effective Date, a Person (other than a then-existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) Consent by Spouse and (iv) such other documents or instruments as may be required by the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address, number and type of Partnership Units of such Additional Limited Partner.
(b)Notwithstanding anything to the contrary in this Section 11.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 11.2(a).
(c)If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 10.6(c). All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
(d)For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 15.2 hereof.
Section 11.3Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.
Section 11.4Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.
Article XII

DISSOLUTION, LIQUIDATION AND TERMINATION
Section 12.1No Dissolution. The Partnership shall not be dissolved by the admission of additional Partners in accordance with the terms of this Agreement. The Partnership may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Partners hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.
Section 12.2Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):
(a)the sale of all or substantially all of the Partnership’s assets;
(b)at any time there are no limited partners of the Partnership;
(c)the Incapacity or removal of the General Partner or the occurrence of a Disabling Event with respect to the General Partner (each, an “Event of Withdrawal”); provided that the Partnership will not be dissolved or required to be wound up in connection with any of the events specified in this Section 12.2(c) if, within ninety (90) days after the Event of Withdrawal, the Consent of the Special Limited Partner is delivered with respect to the appointment, effective as of the Event of Withdrawal, of another General Partner.

(d)an election to dissolve the Partnership made by the General Partner, with the Consent of the Special Limited Partner; or
(e)the entry of a decree of judicial dissolution under Section 17-802 of the Act.
Section 12.3Distribution upon Dissolution.
(a)Upon the dissolution of the Partnership pursuant to Section 12.2, unless the Partnership is continued pursuant to Section 12.2, the General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Special Limited Partner) shall be applied and distributed in the following order:
(i)First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors including Partners who are creditors (other than with respect to liabilities owed to Partners in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;
(ii)Second, to the satisfaction of all of the Partnership’s liabilities to the Partners in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and
(iii)Subject to the terms of any Partnership Unit Designation, the balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XII.
(b)Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
(c)In the event that the Partnership is “liquidated,” within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XII to the

Holders that have positive Capital Accounts in compliance with Regulations section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:
(i)distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or
(ii)withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.
Section 12.1Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.
Section 12.5Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Partnership Units in the manner provided for in this Article XII, and the Certificate shall have been canceled in the manner required by the Act.
Section 12.6Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation.
Article XIII

PROCEDURES FOR ACTIONS AND CONSENTS
OF PARTNERS; AMENDMENTS; MEETINGS
Section 13.1Actions and Consents of Partners. The actions requiring Consent of any Partner pursuant to this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIII.

Section 13.2Amendments. Except as otherwise required or permitted by this Agreement (including Section 6.1), amendments to this Agreement (including, for purposes of clarity and the avoidance of any doubt, the Schedules hereto) must be approved by (x) to the extent related exclusively to the AdCo Professionals Partners or the AdCo Common Units, the Consent of PWP LLC and the Consent of a Majority in Interest of the AdCo Professionals Partners and (y) otherwise, the Consent of the General Partner and the Consent of the Partners, and may be proposed only by (a) the General Partner, or (b) Limited Partners holding a majority of the Partnership Common Units then held by Limited Partners (excluding the Special Limited Partner and any Controlled Entity of the Special Limited Partner). Following such proposal, the General Partner shall submit to the applicable Partners any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of such Partners. The General Partner shall seek the Consent of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 13.3. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Holders shall be deemed a party to and bound by such amendment of this Agreement. Within thirty (30) days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Partners, the General Partner shall deliver notice of the adoption of such amendment (and to the extent not already delivered to such Partners, a copy of such amendment) to all Partners that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.
Section 13.3Procedures for Meetings and Actions of the Partners.
(a)Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, or any Partnership Unit Designation, the affirmative vote of a Majority in Interest of the Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the Consent of any Partners is permitted or required under this Agreement, such Consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 13.3(b).
(b)Any action requiring the Consent of any Partner or a group of Partners pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days of receipt of notice, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c)Each Partner entitled to act at a meeting of Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.
(d)The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.
(e)Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Special Limited Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the Special Limited Partner’s stockholders.
Article XIV

REDEMPTION RIGHTS
Section 14.1Exchange of Exchangeable Units.

(a)In respect of each Quarterly Exchange Date, after the expiration or earlier termination or waiver of any applicable Lock-Up Period, each Qualifying Party shall be entitled, upon the terms and subject to the conditions hereof, to surrender Partnership Class A-0 Common Units or Partnership Class A-1 Common Units (the “Exchangeable Units”) in exchange for the delivery to such exchanging Qualifying Party (for each Exchangeable Unit so surrendered) of the Cash Amount or, in the sole discretion of the Special Limited Partner, the Stock Amount (such exchange, an “Exchange”); provided that, without the consent of the General Partner, any such Exchange is for a minimum of the lesser of ten thousand (10,000) Exchangeable Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the General Partner) or all of the Exchangeable Units then held by such Qualifying Party. Notwithstanding the foregoing or anything to the contrary herein, (i) a Qualifying Party shall only be entitled to surrender a fractional Exchangeable Unit in connection with an Exchange of all of the Exchangeable Units then held by such Qualifying Party, (ii) to the extent that a Qualifying Party has delivered an Election of Exchange indicating an election to Exchange all of the Exchangeable Units then held by such Qualifying Party other than a fractional Exchangeable Unit, the Partnership shall have the option to redeem such fractional Exchangeable Unit in accordance with clause (iii) of this Section 14.1(a) in connection with an Exchange, (iii) each Exchange of a fractional Exchangeable Unit shall be settled pursuant to a redemption of such fractional Exchangeable Unit by the Partnership for an amount of cash (from any source) equal to the proportionate share of the Cash Amount payable in respect of an Exchangeable Unit in such Exchange and (iv) with respect to any Exchange of Partnership Class A-1 Common Units, (A) unless otherwise agreed by the General Partner, such Partnership Class A-1 Common Units shall automatically be converted into an equivalent number of Partnership Class A-0 Common Units concurrently with the consummation of such Exchange, (B) a Holder shall only be entitled to exchange Partnership Class A-1 Common Units to the extent that an equivalent number of such Holder’s VoteCo Professionals Class A-1 Common Units are redeemed concurrently therewith pursuant to the VoteCo Professionals LPA, (C) the consummation of the Exchange is subject to (I) the expiration or termination of the applicable waiting period, if any, under the HSR Act and (II) the Partnership’s receipt of a release from the Holder, in substantially the form attached hereto as Exhibit C, and (D) to the extent that (I) any such Partnership Class A-1 Common Unit is forfeited pursuant to Section 7.10 prior to the applicable Quarterly Exchange Date (or, to the extent applicable, any later settlement date that complies with the terms of this Agreement) or (II) the Lock-Up Period is reinstated with respect to any such Partnership Class A-1 Common Unit as a result of the Holder’s (or its Associated Person’s) resignation without Good Reason, such Partnership Class A-1 Common Unit shall (x) automatically be withdrawn on the applicable date of forfeiture or reinstatement, as applicable, and (y) to the extent reallocated to a Holder pursuant to Section 7.10(c) following the delivery of an Election of Exchange by such Holder for the Exchange of all of the Partnership Class A-1 Common Units held by such Holder but before the consummation of such Exchange, automatically be exchanged in such Exchange.
(b)The Partnership will provide notice thereof to each Qualifying Party eligible to Exchange Exchangeable Units on a Quarterly Exchange Date at least seventy-five (75) days prior to the anticipated date of such Quarterly Exchange Date. A Qualifying Party shall exercise its right to Exchange Exchangeable Units as set forth in Section 14.1(a) by delivering to the Special Limited Partner and to the Partnership a written Election of Exchange, duly executed by such Holder or such Holder’s duly authorized attorney in respect of the Exchangeable Units to be exchanged. In order to be effective, such Election of Exchange must be received by the Partnership and the Special Limited Partner at least sixty (60) days prior to the anticipated Quarterly Exchange Date. Such Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with this Agreement, if applicable.
Section 14.2Exchange for Cash Amount.
(a)On or prior to the applicable Cash Amount Settlement Date, the Partnership shall deposit or cause to be deposited in the account of each applicable exchanging Qualifying Party, as specified in such Qualifying Party’s Election of Exchange, the applicable Cash Amount with respect to the Exchangeable Units to be settled on such Cash Amount Settlement Date that are the subject of an Election of Exchange for the applicable Quarterly Exchange Date (and which has not been validly withdrawn in accordance with this Agreement, if applicable), other than any Exchangeable Unit in respect of which the Special Limited Partner has provided a Stock Settlement Notice on or prior to the Business Day prior to the applicable Quarterly Exchange Date (such date and time the “Cut-Off Date”), against delivery to the Partnership of such Exchangeable Units.
(b)Notwithstanding anything to the contrary herein, neither the Partnership nor the Special Limited Partner shall effectuate, or cause to be effectuated, the payment of any Cash Amount other than as provided in this Section 14.2(b) (other than in respect of a fractional Exchangeable Unit as provided in Section 14.1(a)).

(i)Except to the extent that the Special Limited Partner has provided a Stock Settlement Notice with respect to Exchangeable Units subject to an Election of Exchange in accordance with Section 14.3(a), the Special Limited Partner shall cause the Partnership to settle the Exchange of Exchangeable Units that are the subject of such Election of Exchange (such Exchangeable Units not subject to a Stock Settlement Notice, the “Cash Settled Units”) with (x) the proceeds of a primary offering of Class A Shares (“Primary Offering Shares”), whether registered under the Securities Act or exempt from such registration, underwritten, sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Primary Offering”), or (y) cash from any other source (the cash contemplated by clauses (x) and (y), a “Primary Issuance Funding”) pursuant to the terms of this Section 14.2(b)(i).
(ii)Except as provided in Section 14.2(b)(iv), the Special Limited Partner must provide notice (a “Primary Offering Notice”) of the exercise of its election described in Section 14.2(b)(i) to settle an Exchange of Exchangeable Units with the proceeds of a Primary Offering on or prior to the applicable Cut-Off Date. The Primary Offering Notice shall set forth:
(1)the number of Primary Offering Shares contemplated to be issued in the Primary Offering;
(2)the portion of such Primary Offering Shares that will be sold in a Permitted ATM Funding;
(3)the anticipated settlement date(s) of the Primary Offering;
(4)the estimated discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents in connection with such Primary Offering; and
(5)reasonably detailed information concerning the manner of distribution, including (x) whether the Primary Offering Shares will be sold at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices; and (y) whether the Primary Offering Shares will be sold on the NASDAQ Capital Market or another national securities exchange (including through at the market offerings); in the over-the-counter market; in a privately negotiated transaction; through broker/dealers, who may act as agents or principals; through one or more underwriters on a firm commitment or best-efforts basis; in a block trade; directly to one or more purchasers; through agents; and/or any combination of the foregoing.
(iii)Except as provided in Section 14.2(b)(iv), each exchanging Qualifying Party shall have the right to elect to withdraw its Election of Exchange with respect to Cash Settled Units for which such Qualifying Party has received a Primary Offering Notice (an exchanging Qualifying Party making such an election being a “Withdrawing Partner”) by providing notice of such election to the Special Limited Partner on or before 5:00 p.m. (New York City Time) on the next Business Day following the Special Limited Partner’s delivery of the Primary Offering Notice (as such time may be extended by the Special Limited Partner in its sole discretion), whereupon the Exchangeable Units of such Withdrawing Partner shall be considered to be withdrawn from the related Exchange in respect of such Quarterly Exchange Date and the number of Primary Offering Shares and Cash Settled Units shall be reduced accordingly. If an exchanging Qualifying Party, within such time period, fails to notify the

Special Limited Partner of such Qualifying Party’s election to become a Withdrawing Partner, then such Qualifying Party shall be deemed not to have withdrawn from the Exchange.
(iv)Notwithstanding anything otherwise to the contrary herein, the Special Limited Partner shall not be required to provide a Primary Offering Notice, and Qualifying Parties shall not have the withdrawal rights set forth in Section 14.2(b)(iii), with respect to any Primary Offering to the extent it qualifies as a Permitted ATM Funding. For purposes of clarity and the avoidance of any doubt, the Special Limited Partner shall not be required to provide a Primary Offering Notice, and Qualifying Parties shall not have the withdrawal rights set forth in Section 14.2(b)(iii), to the extent an Exchange of Exchangeable Units is settled with cash from a source other than the proceeds of a Primary Offering.
(v)If the Special Limited Partner elects to settle an Exchange with the proceeds of a Primary Offering pursuant to this Section 14.2(b), the Partnership shall settle the Exchange of each Cash Settled Unit, other than any Cash Settled Unit that has been withdrawn in accordance with this Agreement, to the extent applicable, for the Cash Amount, which shall be payable on or prior to the applicable Cash Amount Settlement Date, which may not be later than thirty (30) days after the applicable Quarterly Exchange Date, or in the case of a Permitted ATM Funding, the third (3rd) Business Day following the expiration of the applicable Permitted ATM Distribution Period.
Section 14.3Exchange for Stock Amount.
(a)Notwithstanding anything to the contrary in this Article XIV, the Special Limited Partner may, in its sole discretion, by means of delivery of a written notice to such effect (a “Stock Settlement Notice”) by 5:00 p.m. (New York City time) on the applicable Cut-Off Date, elect to Exchange all or any portion (as specified in such notice) of the Exchangeable Units that are the subject of Elections of Exchange for such Quarterly Exchange Date by delivery of the Stock Amount against delivery to the Special Limited Partner of such Exchangeable Units. The Partnership shall be required to settle by paying the Cash Amount for the Exchange of all Exchangeable Units that are the subject of Elections of Exchange for such Quarterly Exchange Date (and which have not been validly withdrawn in accordance with this Agreement, if applicable) other than those in respect of which the Special Limited Partner has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date.
(b)In such event, on the Quarterly Exchange Date, upon the surrender for exchange of the applicable Exchangeable Units in the manner provided in this Article XIV, the Special Limited Partner shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Shares or, if there is no then-acting registrar and transfer agent of the Class A Shares, at the principal executive offices of the Special Limited Partner, the number of Class A Shares deliverable upon such Exchange, registered in the name of the relevant exchanging Qualifying Party or its designee. Notwithstanding the foregoing, if the Class A Shares are eligible for the depository and book-entry services of The Depository Trust Company, the Special Limited Partner will, subject to Section 14.5 below, upon the written instruction of an exchanging Qualifying Party, use its commercially reasonable efforts to deliver the Class A Shares deliverable to such exchanging Qualifying Party, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Qualifying Party.
Section 14.4Class A Shares to be Issued.

(a)The Special Limited Partner shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be deliverable upon any such Exchange where the Special Limited Partner has elected to pay the Stock Amount; provided that nothing contained herein shall be construed to preclude the Special Limited Partner from satisfying its obligations in respect of the Exchange of the Exchangeable Units where the Special Limited Partner has elected to pay the Stock Amount by delivery of Class A Shares which are held in the treasury of the Special Limited Partner or any of its subsidiaries or by delivery of purchased Class A Shares (which may or may not be held in the treasury of the Special Limited Partner or any subsidiary thereof). The Special Limited Partner covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
(b)The Special Limited Partner and the Partnership shall use commercially reasonable efforts to list the Class A Shares to be delivered upon an Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares may be listed or traded at the time of such delivery.
Section 14.5Expenses. The Special Limited Partner, the Partnership and each exchanging Qualifying Party shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated.
Section 14.6Conflicts. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Qualifying Party shall not be entitled to exchange Exchangeable Units to the extent the Special Limited Partner determines that such Exchange (i) would be prohibited by law, (ii) would result in any breach of any debt agreement or other material contract of the Partnership or the Special Limited Partner or (iii) would cause unreasonable financial burden on the Partnership, as reasonably determined by the board of directors of the Special Limited Partner acting in good faith (it being understood that impact on the market price of Class A Shares shall not in and of itself be deemed to be an unreasonable financial burden on the Partnership); provided that in the event that the Special Limited Partner cancels any Quarterly Exchange Date with respect to a Qualifying Party in reliance on clause (iii) of this Section 14.6, the Special Limited Partner shall not be entitled to cancel the Quarterly Exchange Date next succeeding such canceled Quarterly Exchange Date with respect to such Qualifying Party; provided, further, that nothing in this Agreement shall be construed to limit the rights and remedies of any Qualifying Party pursuant to the Registration Rights Agreement by and among the Special Limited Partner, and the other parties thereto, as such agreement may be amended, restated, modified or supplemented from time to time. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by law pertaining to the registration of securities if such securities have been so registered in the name of the Qualifying Party or if any exemption from such registration requirements is reasonably available.
Section 14.7Other Exchange Procedures.
(a)The Partnership and the Special Limited Partner may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article XIV, including procedures requiring the use of designated administrators or brokers with respect to the sale of any Class A Shares received in an Exchange and procedures for the delivery of an Election of Exchange.
(b)Notwithstanding anything to the contrary herein, if the board of directors of the Special Limited Partner shall determine in good faith that additional restrictions on Exchange are necessary so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Special Limited Partner or the Partnership may impose such additional restrictions on Exchange as the board of directors of the Special Limited Partner has determined in good faith to be so necessary.
Section 14.8Pro Rata Treatment of Exchanging Qualifying Parties. Notwithstanding anything otherwise to the contrary herein, the Special Limited Partner and the Partnership may settle the Exchange of Exchangeable Units that are the subject of Elections of Exchange in respect of any Quarterly Exchange Date for the Cash Amount, the Stock Amount or any combination of the foregoing; provided that each such method shall be applied to settle a portion of the Exchangeable Units of each exchanging Qualifying Party pro rata according to the respective number of Exchangeable Units each exchanging Qualifying Party has tendered for exchange (and not validly withdrawn in accordance with this Agreement, if applicable).
Section 14.9Withholding. Each of the Partnership and the Special Limited Partner shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes of this Agreement as having been paid to the Qualifying Party that elected the Exchange.
Article XV

MISCELLANEOUS
Section 15.1Partnership Counsel. THE PARTNERSHIP, THE GENERAL PARTNER, THE SPECIAL LIMITED PARTNER AND EACH OF THE OTHER PWP ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE PARTNERSHIP MAY ALSO PERFORM SERVICES FOR THE SPECIAL LIMITED PARTNER AND EACH OF THE OTHER PWP ENTITIES AND AFFILIATES THEREOF. THE GENERAL PARTNER MAY, WITHOUT THE CONSENT OF THE LIMITED PARTNERS, EXECUTE ON BEHALF OF THE PARTNERSHIP ANY CONSENT TO THE REPRESENTATION OF THE PARTNERSHIP THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE PARTNERSHIP HAS INITIALLY SELECTED SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (“PARTNERSHIP COUNSEL”) AS LEGAL COUNSEL TO THE PARTNERSHIP. EACH HOLDER ACKNOWLEDGES THAT PARTNERSHIP COUNSEL DOES NOT REPRESENT ANY HOLDER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH HOLDER AND PARTNERSHIP COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT PARTNERSHIP COUNSEL SHALL OWE NO DUTIES TO ANY HOLDER. EACH HOLDER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT PARTNERSHIP COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH HOLDER WITH RESPECT TO OTHER MATTERS, PARTNERSHIP COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY HOLDER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 15.2Appointment of General Partner as Attorney-in-Fact.
(a)Each Limited Partner, including each Additional Limited Partner and Substituted Limited Partner, irrevocably makes, constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:
(i)All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the General Partner deems appropriate to form, qualify, continue or otherwise operate the Partnership as a limited partnership (or other entity in which the Partners will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Partners.
(ii)All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement.
(iii)All conveyances of Partnership assets, and other instruments which the General Partner reasonably deems necessary in order to complete a dissolution and termination of the Partnership pursuant to this Agreement.
(b)The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of such Person’s Partnership Interest, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Limited Partner of all of its Partnership Interest, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the Assignee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.
Section 15.3Arbitration.
(a)Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, interpretation, negotiation, performance, breach, alleged breach or termination of this Agreement (“Dispute”), shall be submitted to mandatory, final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect at the time of filing of the demand for arbitration, except as modified herein. The place of arbitration shall be New York, New York. For the avoidance of doubt, all parties hereto irrevocably waive any defense or objection to the AAA forum.
(b)Any such arbitration shall be heard by one arbitrator who shall be agreed upon by the parties to the Dispute within twenty (20) days of receipt by the respondent to the arbitration of a copy of the demand for arbitration. If the parties do not agree upon an arbitrator within this time limit, an arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Commercial Arbitration Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with corporate and limited partnership matters. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware.
(c)The AAA arbitration shall be the sole and exclusive forum for resolution of the Dispute, and the award shall be in writing, state the reasons for the award, and be final and binding, and not subject to appeal. Judgment thereon may be entered in any court of competent jurisdiction. The arbitrator shall not be permitted to award punitive, multiple or other non-compensatory damages. Any fees, expenses or costs (including attorneys’ fees, costs and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement. The parties to the Dispute will share equally the arbitration costs and bear their own fees and expenses except as directed by the arbitrator.
(d)The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any documents disclosed by one party to another, testimony or other oral submission, and any award or decision) shall not be disclosed beyond the arbitrators, the AAA, the parties, their legal and professional advisors, and any person necessary for the conduct of the arbitration, except as may be required in judicial proceedings relating to the arbitration, or by law, regulatory or governmental authority. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by applicable law.
(e)Barring good cause shown (as determined in the sole discretion of the arbitrator), discovery shall be limited to pre-hearing disclosure of documents that each side will present in support of its case, and, in response to reasonable documents requests, non-privileged documents in the responding party’s possession, custody or control, not otherwise readily available to the party seeking the documents, and reasonably believed to exist, that may be relevant to the outcome of disputed issues.
(f)By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrator shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect. In any such judicial action: each of the parties (i) irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in New York County, New York (the “New York Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (ii) irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Courts; (iii) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid; and (iv) irrevocably waives any and all right to trial by jury.

(g)Each Partner irrevocably acknowledges and agrees that any proceeding brought by such Partner under this Agreement may only be brought and maintained as an individual proceeding in such Partner’s individual capacity. Any claim brought by a Partner must be brought and maintained in such Partner’s individual capacity only and not as a plaintiff or class member in any purported class, collective or representative proceeding. Each Partner waives the right to commence or participate in any group, representative, class or collective action and shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.
Section 15.4Accounting and Fiscal Year. Subject to Code section 448, the books of the Partnership shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the General Partner. The fiscal year of the Partnership (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Partnership, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding up of the Partnership is completed, as the case may be, unless otherwise determined by the General Partner and permitted under the Code.
Section 15.5Entire Agreement. This Agreement (including the Schedules hereto), together with (a) any side letter or similar agreements entered into and incorporated herein pursuant to Section 15.16 and (b) the VoteCo Professionals LPA, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Original Agreement; provided, however, that this Agreement shall not supersede or otherwise affect the validity of, and is not intended to (and shall not be deemed to) limit, decrease or reduce the scope of, any prior or contemporaneous restrictive covenants, including any confidentiality, non-disparagement, non-competition, non-solicitation or similar restrictive covenants to which any AdCo Professionals Partner (or its Associated Person) is subject in respect of the PWP Entities.
Section 15.6Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by applicable law or reasonably necessary to effectively carry out the purposes of this Agreement.
Section 15.7Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Partnership, PWP LLC or the General Partner) sent by email, with electronic, written or oral confirmation of receipt, in each case addressed as follows: if to the Partnership, PWP LLC or the General Partner, to it c/o Perella Weinberg Partners, 767 Fifth Avenue, New York, New York 10153, Attention: Legal Department, email: Legal@PWPartners.com, or to such other address as the Partnership may from time to time specify by notice to the Partners; and if to any Limited Partner, to such Limited Partner at the address set forth in the records of the Partnership. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by email, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 15.8Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.
Section 15.9Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.
Section 15.10Binding Effect. Except as otherwise expressly provided herein, this Agreement (including the Schedules hereto) shall be binding on and inure to the benefit of the Partners, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Partnership, whether as Assignees, Substituted Limited Partners or otherwise. The Partnership may assign its rights and obligations under this Agreement, in whole or in part, to a third party. No Limited Partner (or its Associated Person) may assign such Limited Partner’s (or its Associated Person’s) obligations under this Agreement to a third party.
Section 15.11Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.
Section 15.12Confidentiality. A Limited Partner’s rights to access or receive any information about the Partnership or its business are conditioned on such Limited Partner’s willingness and ability to assure that the Partnership information will be used solely by such Limited Partner for purposes reasonably related to such Limited Partner’s interest as a Limited Partner, and that such Partnership information will not become publicly available as a result of such Limited Partner’s rights to access or receive such Partnership information. Each Limited Partner hereby acknowledges that the Partnership creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the PWP Entities and their respective Affiliates. Each Limited Partner further acknowledges and agrees that the Partnership information constitutes a valuable trade secret of the Partnership and agrees to maintain any Partnership information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:
(a)Notwithstanding Article VIII, the General Partner shall have the right to keep confidential from the Limited Partners (and their respective agents and attorneys) for such period of time as the General Partner deems reasonable, any information: (i) that the General Partner believes to be in the nature of trade secrets; (ii) other information, the disclosure of which the General Partner believes is not in the best interest of the PWP Entities or could damage any of the PWP Entities or their respective businesses; or (iii) which the General Partner (or its Affiliates, employees, officers, directors, members, partners or personnel) or any PWP Entity is required by law or by agreement with a third party to keep confidential; provided that the General Partner shall make available to a Limited Partner, upon reasonable request, information required by such Limited Partner to comply with applicable laws, rules and regulations, as well as any requests from any federal or state regulatory body having jurisdiction over such Limited Partner. Notwithstanding the immediately preceding proviso, in no event shall the General Partner be required to disclose to any Limited Partner the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity) unless it is required to do so by law applicable to it, as determined by a court of competent jurisdiction.

(b)Except as permitted by this Section 15.12 or as required by applicable law, each party hereto agrees that the provisions of this Agreement, all of the information and documents described in Article VIII, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, any PWP Entity, any Limited Partners, the General Partner and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person (other than another party hereto) such matters, without the written consent of the General Partner.
(c)The confidentiality obligations of the parties under this Section 15.12 shall not apply to: (i) the disclosure by a Limited Partner of information to the other Limited Partners or such Limited Partner’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided that such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 15.12 or are otherwise bound by a duty of confidentiality to such Limited Partner) solely on a need-to-know basis, which Persons shall be bound by this Section 15.12 as if they were Limited Partners; (ii) information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Limited Partner (or any investor in any other PWP Entity) or any Person acting on behalf of any of the foregoing; (iii) information received from a source not bound by a duty of confidentiality to any PWP Entity, any Partner or any Affiliate of any of the foregoing; (iv) any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required by applicable law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body with jurisdiction over such party; (v) disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement or any side letter entered into pursuant to Section 15.16; or (vi) the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies; provided that prior to disclosing such confidential information, a party shall, to the extent permitted by applicable law, notify the General Partner thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(c) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity), without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless the Limited Partner delivers to the General Partner a written opinion of counsel to the Limited Partner (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that such disclosure is required under applicable law.
(d)To the extent that a Limited Partner is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Limited Partner acknowledges the General Partner’s and the Partnership’s position that the information intended to be protected by the provisions of Section 15.12(a) and Section 15.12(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with the Limited Partner with the specific understanding that such documents and information will remain confidential; (ii) the General Partner advises each such Limited Partner that the documents and information intended to be protected by the provisions of Section 15.12(a) and Section 15.12(b) would not be supplied to such Limited Partner without an understanding that such documents and information will be held and treated by such Limited Partner as confidential information; and (iii) to the extent that such Limited Partner is nevertheless required to disclose any such confidential information, (A) such Limited Partner shall, unless legally prohibited, give the General Partner prior notice of any such required disclosure and (B) such Limited Partner shall in any event maintain the confidentiality of the Partnership’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Partnership and the General Partner than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Limited Partner invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(d) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity), without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless the Limited Partner delivers to the General Partner a written opinion of counsel to the Limited Partner (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that such disclosure is required under applicable law.
(e)The Partnership and the General Partner shall be entitled to enforce the obligations of each Limited Partner under this Section 15.12 to maintain the confidentiality of the information described herein. The remedies provided for in this Section 15.12 are in addition to and not in limitation of any other right or remedy of the Partnership or the General Partner provided by law or equity, this Agreement or any other agreement entered into by or among one or more of the Limited Partners and/or the Partnership. Each Limited Partner expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 15.12 may be inadequate and that the Partnership and the General Partner shall be entitled to institute an action for specific performance of a Limited Partner’s obligations hereunder. The General Partner shall be entitled to consider the different circumstances of different Limited Partners with respect to the restrictions and obligations imposed on Limited Partners hereunder to the full extent permitted by law, and, to the full extent permitted by law, the General Partner may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Limited Partner without waiving or modifying such restrictions and obligations for other Limited Partners.
(f)In addition, to the full extent permitted by law, each Limited Partner agrees to indemnify the Partnership and each Indemnitee against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Partnership or any such Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Partnership or any such Indemnitee may be made a party or otherwise involved or with which the Partnership or any such Indemnitee shall be threatened, by reason of the Limited Partner’s obligations (or breach thereof) set forth in this Section 15.12.
(g)Notwithstanding any other provision of this Agreement (including this Section 15.12), the Special Limited Partner may disclose any confidential information otherwise subject to the confidentiality obligations of this Section 15.12 to any federal, state, local or foreign regulatory or self-regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise legally required.
Section 15.13Consent to Use of Name. Each Partner hereby consents to the use and inclusion of its (and, to the extent applicable, its Associated Person’s) name in the Partnership’s books and records hereto and any and all other notices or communications required or permitted to be given by the General Partner to any other PWP Entity or any member(s) thereof.

Section 15.14Consent by Spouse. Each Limited Partner holding Other Partnership Units who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state shall deliver a duly executed Consent by Spouse with respect to such Other Partnership Units, in the form prescribed in Exhibit D attached hereto, and at the time of execution of this Agreement. Each such Limited Partner shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Limited Partner. Each Limited Partner agrees and acknowledges that compliance with the requirements of this Section 15.14 by each other Limited Partner constitutes an essential part of the consideration for his or her execution of this Agreement.
Section 15.15Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.
Section 15.16Other Agreements. Notwithstanding any other provision of this Agreement (including Section 13.2), it is hereby acknowledged and agreed that the General Partner on its own behalf and on behalf of the Partnership shall have the power and authority, without any further act, approval or vote of any Limited Partner or other Person, to enter into any side letter or similar agreement to or with a Limited Partner, that has the effect of establishing rights or otherwise benefiting such Limited Partner (in its capacity as a Limited Partner) in a manner more favorable in a material respect to such Limited Partner than the rights and benefits established under, or otherwise altering or supplementing the terms of, this Agreement.
Section 15.17Survival. The provisions of Section 6.6 and Article XV (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Partnership.
Section 15.18Anti-Money Laundering Representations and Undertakings. Each Partner acknowledges that it has read the representations and undertakings contained on Exhibit E attached hereto and hereby confirms they are true and correct.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.
PWP GP LLC
By: Perella Weinberg Partners, its sole member
By: /s/Alexandra Gottschalk
Name:    Alexandra Gottschalk
Title:    Authorized Person
Acknowledged:
PERELLA WEINBERG PARTNERS

By:/s/Alexandra Gottschalk
Name:    Alexandra Gottschalk
Title:    Authorized Person

[Signature Page to Third A&R Limited Partnership Agreement of PWP Holdings LP]

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR
For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on December 31, 2023 is 1.0 and (b) on January 1, 2024 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Class A Shares issued and outstanding.
Example 1
On the Partnership Record Date, the Special Limited Partner declares a dividend on its outstanding Class A Shares in Class A Shares. The amount of the dividend is one Class A Share paid in respect of each Class A Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:
1.0 * 200/100 = 2.0
Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.
Example 2
On the Partnership Record Date, the Special Limited Partner distributes options to purchase Class A Shares to all holders of its Class A Shares. The amount of the distribution is one option to acquire one Class A Share in respect of each Class A Share owned. The strike price is $4.00 a share. The Value of a Class A Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:
1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111
Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.
Example 3
On the Partnership Record Date, the Special Limited Partner distributes assets to all holders of its Class A Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner, whose determination shall be conclusive) of $1.00 in respect of each Class A Share owned. It is also assumed that the assets do not relate to assets received by the Special Limited Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership. The Value of a Class A Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:
1.0 * $5.00/($5.00 — $1.00) = 1.25
Accordingly, the Adjustment Factor after the assets are distributed is 1.25.
A-1

EXHIBIT B-1: FORM OF LIMITED PARTNER ELECTION OF EXCHANGE
Perella Weinberg Partners
PWP GP LLC
767 Fifth Avenue
New York, New York 10153
Attn: Legal Department
Email: Legal@PWPartners.com

Reference is hereby made to the Third Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of February 5, 2025 (the “Agreement”), and the Exchange rights referred to therein in Article XIV. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
The undersigned Qualifying Party hereby transfers to the Partnership or the Special Limited Partner (as specified in the Agreement) the number of Exchangeable Units set forth below in exchange for cash or, at the election of the Special Limited Partner in its sole discretion, Class A Shares to be issued in its name as set forth below (or in the name of a designee as may be set forth below), pursuant to the terms and conditions of the Agreement. This Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with the Agreement, if applicable.
Legal Name of Qualifying Party: _______________________________________________________

Address: ___________________________________________________________________________

Number of Partnership Class A-0 Common Units to be Exchanged: ______________________________

Account information for deposit of Cash Amount, if applicable: ________________________________

Bank Name: ___________________________________________________________________

ABA No.: _____________________________________________________________________

Account No.: ___________________________________________________________________

Account Name: _________________________________________________________________

The undersigned hereby represents and warrants that:
(i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder;
(ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies;
(iii) the Partnership Class A-0 Common Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and
B-1-1

(iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned, the Partnership Class A-0 Common Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Partnership Class A-0 Common Units.
The undersigned hereby irrevocably constitutes and appoints any officer of the Special Limited Partner or of the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Partnership Class A-0 Common Units subject to this Election of Exchange for cash or Class A Shares on the books of the Partnership.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

                                Name: __________________________

                                Dated: __________________________

B-1-2

EXHIBIT B-2: FORM OF ADCO PROFESSIONALS PARTNER ELECTION OF EXCHANGE
Perella Weinberg Partners
Perella Weinberg Partners LLC
PWP GP LLC
767 Fifth Avenue
New York, New York 10153
Attn: Legal Department
Email: Legal@PWPartners.com

Reference is hereby made to the Third Amended and Restated Agreement of Limited Partnership of PWP Holdings LP (“Holdings”), dated as of February 5, 2025 (the “Holdings LPA”), the Agreement of Limited Partnership of PWP VoteCo Professionals LP (“VoteCo Professionals”), dated as of December 31, 2023 (the “VoteCo Professionals LPA”), and the Redemption rights referred to therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement and VoteCo Professionals LPA, as applicable.
The undersigned hereby transfers: (a)(i) to Holdings the number of Partnership Class A-1 Common Units (as defined in the Holdings LPA) in Holdings set forth below to be converted into an equivalent number of Partnership Class A-0 Common Units (as defined in the Holdings LPA) in Holdings, upon the terms and subject to the conditions set forth in the Holdings LPA, and (ii) to VoteCo Professionals the number of Partnership Class A-1 Common Units (as defined in the VoteCo Professionals LPA) in VoteCo Professionals set forth below in exchange for an equivalent number of Redemption Shares (as defined in the VoteCo Professionals LPA), upon the terms and subject to the conditions set forth in the VoteCo Professionals LPA; and (b) to Holdings or the Special Limited Partner (as specified in the Holdings LPA) such Partnership Class A-0 Common Units and Redemption Shares in exchange for cash or, at the election of the Special Limited Partner in its sole discretion, Class A Shares to be issued in its name as set forth below (or in the name of a designee as may be set forth below), in each case, upon the terms and subject to the conditions set forth in the Holdings LPA. This Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with the Holdings LPA, if applicable. To the extent this Election of Exchange is withdrawn pursuant to the Holdings LPA, it shall, if applicable, be automatically deemed withdrawn to the same extent pursuant to the VoteCo Professionals LPA.
Legal Name: _______________________________________________________
Address: ___________________________________________________________________________
Number of Partnership Class A-1 Common Units in Holdings (and Partnership Class A-0 Common Units in Holdings) to be Exchanged: ______________________________
Number of Partnership Class A-1 Common Units in VoteCo Professionals (and Redemption Shares) to be Exchanged: ______________________________
Account information for deposit of Cash Amount, if applicable: ________________________________
Bank Name: ___________________________________________________________________
ABA No.: _____________________________________________________________________
Account No.: ___________________________________________________________________
B-2-1

Account Name: _________________________________________________________________
The undersigned hereby represents and warrants that:
(i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder;
(ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies;
(iii) the Partnership Class A-1 Common Units in Holdings (and Partnership Class A-0 Common Units in Holdings) subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim;
(iv) the Partnership Class A-1 Common Units in VoteCo Professionals (and Redemption Shares) subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and
(v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned, the Partnership Class A-1 Common Units in Holdings (or Partnership Class A-0 Common Units in Holdings) or the Partnership Class A-1 Common Units in VoteCo Professionals (or Redemption Shares) subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Partnership Class A-1 Common Units in Holdings (or Partnership Class A-0 Common Units in Holdings) or the Partnership Class A-1 Common Units in VoteCo Professionals (or Redemption Shares).
The undersigned hereby irrevocably constitutes and appoints any officer of Holdings or VoteCo Professionals as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Partnership Class A-1 Common Units in Holdings (and Partnership Class A-0 Common Units in Holdings) and the Partnership Class A-1 Common Units in VoteCo Professionals (or Redemption Shares) subject to this Election of Exchange.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

                                Name: __________________________

                                Dated: _________________________

B-2-2

EXHIBIT C: RELEASE1
This Release of Claims (this “Release”) is entered into by the undersigned (“you”) for and in consideration of the benefits granted to you pursuant to (i) Section 14.1 of the Third Amended and Restated Agreement of Limited Partnership of PWP Holdings LP (“Holdings”), dated as of February 5, 2025 (as amended, restated, modified or supplemented from time to time, the “Holdings LPA”), and (ii) Section 14.1 of the Agreement of Limited Partnership of PWP VoteCo Professionals LP (“VoteCo Professionals”), dated as of December 31, 2023 (as amended, restated, modified or supplemented from time to time, the “VoteCo Professionals LPA”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Holdings LPA and VoteCo Professionals LPA, as applicable.
Effective upon the consummation of the Exchange with respect to which you are delivering this Release pursuant to the Holdings LPA and VoteCo Professionals LPA, but expressly conditioned upon such consummation, you, in your personal capacity, for and on behalf of yourself and your heirs, executors, administrators, successors and assigns (the “Partner Release Parties”), hereby irrevocably, unconditionally, knowingly and voluntarily release, acquit, remise, discharge and forever waive and relinquish all Claims (as defined below) relating to Holdings, AmCo Professionals and VoteCo Professionals, any of their respective Affiliates and any of their respective businesses, which any of the Partner Release Parties ever had, has, can have, or might have now or in the future, for, upon or by reason of any matter, cause or thing whatsoever, whether in law or in equity, against AdCo Professionals, AmCo Professionals, VoteCo Professionals, the General Partner of Holdings, the General Partner of AmCo Professionals, the General Partner of VoteCo Professionals, the Special Limited Partner, Capital Holdings or their Affiliates or any of their respective successors (by merger, consolidation, division or similar transaction), assigns, executors, heirs, officers, directors, managers, partners, employees, agents and representatives (“Representatives”) (collectively, the “PWP Release Parties”), other than to enforce any express rights under any agreement to which any Partner Release Party is a party or an express third-party beneficiary thereof arising after the consummation of the Exchange (the “Partner Released Claims”); provided, however, that, notwithstanding the foregoing, nothing contained in this Release shall in any way diminish or impair: (i) rights under this Release, (ii) rights to indemnification, exculpation, advancement of expenses or insurance coverage pursuant to or in accordance with the Holdings LPA, AmCo Professionals LPA or VoteCo Professionals LPA (including as an Indemnitee), the organizational documents of Holdings, AmCo Professionals or VoteCo Professionals, the General Partner of Holdings, the General Partner of AmCo Professionals, the General Partner of VoteCo Professionals, Capital Holdings or their respective Subsidiaries, or applicable law, as applicable, or (iii) rights with respect to any breach of contract claim against the PWP Release Parties. For the avoidance of doubt, no Partner Release Party who is currently an employee, officer, manager, partner and/or director of Holdings, AmCo Professionals, VoteCo Professionals or any of their respective Subsidiaries (or the predecessors thereof) shall cease to be a Partner Release Party should they cease to serve in such position for any reason.
“Claim” shall mean any actual, potential or threatened claim, counterclaim, action, investigation, arbitration or other alternative dispute resolution mechanism, appeal, inquiry, inspection, audit, examination, proceeding, cause of action in law or in equity, suit, lien, liability, debt due, sum of money, demand, obligation, accounting, damage, financial obligations, charges, rights, damages, loss, cost or expense, attorneys’ fees and liabilities of any kind or nature whatsoever, known or unknown, contingent or non-contingent, suspected or unsuspected, whether arising under state, federal or other law, or based on common law, statutory law, regulations, equity or otherwise, including, without limitation, any claim based on alleged breach of contract, breach of fiduciary duty, breach of duty of confidentiality, undue
1     A substantially similar separate form will be provided for LLCs and for trusts.
C-1

influence, incapacity, fraud, fraudulent inducement, negligent misrepresentation, unjust enrichment or other legal duty, legal fault, offense, quasi-offense or any other theory.
The Partner Release Parties acknowledge that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, HER OR IT MUST HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR.” The Partner Release Parties acknowledge that such provisions are designed to protect a person from waiving Claims that it does not know exist or may exist. Nonetheless, the Partner Release Parties agree that, effective as of the consummation of the Exchange, the Partner Release Parties shall be deemed to waive any protections provided by such provisions to the fullest extent permitted by law and shall not institute any legal proceedings based upon, arising out of, or relating to any of the Claims released pursuant to this Release, whether known or unknown at the time of executing this Release.
It is expressly agreed that the PWP Release Parties and their respective Representatives, to the extent they are not parties to this Release, shall be intended third-party beneficiaries of the release provisions set forth herein and shall be entitled to enforce such provisions in the same manner and to the same extent as the parties hereto. The Partner Release Parties agree to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Release.
Section 15.9 of the Holdings LPA, Section 14.9 of the AmCo Professionals LPA and Section 15.9 of the VoteCo Professionals LPA are hereby incorporated by reference into this Release and shall apply as if fully set forth herein mutatis mutandis.

[Signature Page Follows]

C-2

IN WITNESS WHEREOF, the undersigned has duly executed this Release as of February 5, 2025.

By:/s/Alexandra Gottschalk
Name:    Alexandra Gottschalk

Acknowledged, agreed and consented to as of the date first set forth above:

PERELLA WEINBERG PARTNERS LLC

By:/s/Alexandra Gottschalk
Name:    Alexandra Gottschalk
Title:    Authorized Person

PWP HOLDINGS LP

By: PWP GP LLC,
its General Partner

By:/s/Alexandra Gottschalk
Name:    Alexandra Gottschalk
Title:    Authorized Person

PWP AMCO PROFESSIONALS LP

By: Perella Weinberg Partners LLC,
its General Partner

By:/s/Alexandra Gottschalk
Name:    Alexandra Gottschalk
Title:    Authorized Person

PWP VOTECO PROFESSIONALS LP

By: Perella Weinberg Partners LLC,
its General Partner

By:/s/Alexandra Gottschalk
Name:    Alexandra Gottschalk
[Signature Page to Release]

Title:    Authorized Person
[Signature Page to Release]

EXHIBIT D: CONSENT BY SPOUSE
I acknowledge that I have read the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of PWP Holdings LP (the “Partnership”), effective as of February 5, 2025, and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her [interest in the Partnership/Other Partnership Units (as defined in the Partnership Agreement)], including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Partnership Agreement and any action hereafter taken by my spouse thereunder with respect to his or her [interest/Other Partnership Units], and I agree to be bound thereby.
I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Partnership set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the Partnership Agreement related thereto).
This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the [•]* without regard to otherwise governing principles of choice of law or conflicts of law.
Dated:
Name:

*    Insert jurisdiction of residence of Partner and Spouse.

D-1

EXHIBIT E: ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS
Each Partner hereby makes the following representations, warranties and covenants as of the date of this Agreement, and for so long as each such Partner holds any Partnership Interest thereafter:
(a)The monies used to fund the Partner’s acquisition of an interest in the Partnership, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Partner’s investment in the Partnership will not be used to finance any Illegal Activities. To the best of the Partner’s knowledge, no contribution or payment, in and of itself, by any Partner to the Partnership will cause the Partnership or its affiliates to be in violation of (i) applicable anti-money laundering or terrorist financing laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations; (ii) the economic, financial and trade sanctions administered and enforced by the United States government, including by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom (each, a “Sanctions Authority”); (iii) applicable laws, regulations or government guidance relating to anti-money laundering, terrorist financing or economic, financial and trade sanctions of any Relevant Jurisdiction; or (iv) applicable laws, regulations or government guidance relating to export, import, customs, and anti-boycott restrictions of any Relevant Jurisdiction (collectively the rules described in clauses (i) through (iv), “AML, Sanctions and Trade Laws”). “Relevant Jurisdiction” means the United States or the Partner’s place of organization or principal place of business.
(b)Neither a Partner nor any person or entity directly or indirectly owned or controlled by or owning or controlling the Partner, excluding such persons or entities that are equityholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange:
(i)Appears on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any other list of sanctioned persons or entities maintained by the United States government (including by OFAC, the Department of State, and the Department of Commerce) or any other Sanctions Authority, or appears on any other sanctions list in any Relevant Jurisdiction, each as amended from time to time;
(ii)Is a person or entity located or resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns, (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation or (c) is the target of comprehensive economic or trade sanctions administered and enforced by OFAC, the European Union, or the United Kingdom (at the time of this Agreement, Cuba, Iran, North Korea, Syria, or the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the Crimea regions of Ukraine, or the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia);
(iii)Is otherwise the target of economic, financial or trade sanctions administered and enforced by the United States government (including by OFAC) or any other Sanctions Authority, or in any Relevant Jurisdiction;
(iv)Unless disclosed to the Partnership, is a Senior Foreign Political Figure, defined as a current or former senior official in the executive, legislative, administrative,
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military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or
(v)Is a foreign shell bank defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.
(c)The Partners understand that the Partnership (and/or its affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Partnership by the Partners, as well as the Partners’ identity and that of any associated persons. The Partners agree that it will provide such materials as may from time to time be reasonably requested by the Partnership or the General Partner for such purposes. In addition, the Partners agree to provide to the Partnership and its affiliates any additional information regarding itself and any person or entity controlled by or controlling the Partner, excluding such persons or entities that are equityholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable AML, Sanctions and Trade Laws. The Partnership may take such actions as the General Partner may reasonably determine if this information is not provided or on the basis of information that is provided.
(d)All evidence of identity and related information concerning each Partner and any person controlling or controlled by the Partner, excluding such persons or entities that are equityholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, provided to the Partnership is and will be true, accurate and complete. Each Partner will promptly notify the Partnership and the General Partner if any of the representations in this section cease to be true and accurate.
(e)The General Partner may segregate and/or redeem a Partner’s investment in the Partnership, prohibit future investments or capital contributions, or take other appropriate action if the General Partner determines that the continued participation of any Partner could materially adversely affect the Partnership or if the action is necessary in order for the Partnership to comply with applicable laws, regulations, orders, directives or special measures. The Partners further understand that the Partnership and the General Partner (and any of their affiliates) may release confidential information about each such Partner and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The General Partner will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.
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EXHIBIT F: PARTNERSHIP UNIT DESIGNATION OF THE SERIES A PI UNITS OF PWP HOLDINGS LP
1.Number of Units and Designation. A class of Partnership Units is hereby designated as “Series A PI Units” and the number of Partnership Units constituting such class shall be 1,000. For the avoidance of doubt, the Series A PI Units shall not be treated as “Common Units” under the Agreement.
2.Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this PUD and the defined terms used herein. For purposes of this PUD, the following terms shall have the respective meanings ascribed below:
“Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 2024, as amended, supplemented or restated from time to time.
“Annual Distribution Amount” shall have the meaning set forth in the applicable Award Agreement.
“Award Agreement” means a written agreement between a Holder and the Partnership evidencing the grant of one or more Series A PI Units.
“Partnership” shall mean PWP Holdings LP, a Delaware limited partnership.
“PUD” shall mean this Partnership Unit Designation of the Series A PI Units, as amended, supplemented or restated from time to time.
“Reduced Distribution Amount” shall have the meaning set forth in the applicable Award Agreement.
“Series A PI Unit” shall mean a Series A PI Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties attributable to such Series A PI Unit, as set forth in this PUD and the applicable Award Agreement.
3.Distributions.
(a)The General Partner shall cause the Partnership to pay the applicable Annual Distribution Amount (or Reduced Distribution Amount) to each Holder of Series A PI Units, in each case, (i) upon the terms and subject to the conditions set forth in such Holder’s Award Agreement, (ii) in parity with distributions made in respect of other Series A PI Units, (iii) in preference or priority to distributions made in respect of any other Partnership Unit (other than any other Partnership Unit that ranks senior in priority to the Series A PI Units pursuant to its Partnership Unit Designation) and (iv) irrespective of whether such Series A PI Units were outstanding during the entire period in respect of which any distribution is made (i.e., without any proration thereof).
(b)Notwithstanding the foregoing, the Partnership may, but shall not be required to, make distributions to the Holders of Series A PI Units of an aggregate amount in cash sufficient to allow each such Holder to pay its Annual Income Tax Liability with respect to the calendar year, taking into account any Tax Distributions made with respect to the Holder’s Partnership Class A Common Units, if any. All distributions made to Partners pursuant to this Section 3(b) shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributed to Holders in accordance with each Holder’s Award Agreement.
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4.Forfeiture. To the extent not otherwise addressed in the applicable Award Agreement, if a Holder of Series A PI Units is Terminated (as defined in the applicable Award Agreement) for any reason, the Series A PI Unit shall immediately and automatically be forfeited by the Holder and the Holder (and the Holder’s heirs, transferees, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Series A PI Unit (other than the right to receive payment of the Holder’s Capital Account with respect to such Series A PI Unit, as described in the applicable Award Agreement) and such forfeited Series A PI Unit shall be returned to the Partnership. The Holder (and the Holder’s heirs, transferees, successors and assigns) shall receive no payment from the Partnership in connection with the forfeiture of any Series A PI Unit (other than the right to receive payment of the Holder’s Capital Account with respect to such Series A PI Unit, as described in the applicable Award Agreement).
5.Status of Forfeited Units. All Series A PI Units that have been issued and subsequently forfeited shall immediately and automatically be deemed authorized but unissued and, for the avoidance of doubt, no longer outstanding.
6.Series A PI Units Uncertificated. The ownership of the Series A PI Units shall not be evidenced by certificates of ownership.
7.Allocations of Net Income and Net Loss; Capital Accounts. Except as otherwise required under Section 5 of the Agreement, each Holder of Series A PI Units shall be allocated Net Income in an aggregate amount equal to such Holder’s Annual Distribution Amount (or Reduced Distribution Amount) with respect to the relevant taxable year, if any.
8.Voting Rights. A Holder of Series A PI Units shall have only the rights set forth in this PUD and such Holder’s Award Agreement. In no event shall a Holder, in their capacity as a Holder of a Series A PI Unit, be entitled to vote on, or consent to, any matter.
9.Amendment. Subject to the terms of the Agreement, the General Partner is authorized to amend this PUD at any time without the consent or approval of any Partners or Holders of Series A PI Units.
10.Restrictions on Transfer. Except as may be determined by the General Partner, in its sole discretion, or as set forth in the applicable Award Agreement, the rights of a Holder with respect to Series A PI Units shall not be assignable or transferable by the Holder. Any attempt to dispose of any Series A PI Units in contravention of these restrictions shall be null and void and without effect. Without limiting the foregoing, any Series A PI Unit that is proposed to be transferred in accordance with the terms hereof shall not be effective unless such transfer is effected in accordance with any applicable securities laws and the proposed transferee agrees in writing that the provisions hereof shall continue to apply to the Series A PI Unit in the hands of the proposed transferee.
11.Partnership Profits Interests. It is intended that the Series A PI Units satisfy the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing IRS Revenue Procedures, and the provisions of this PUD shall be interpreted and applied consistently therewith. In accordance with the foregoing, in no event shall the Series A PI Units be entitled to distributions (including redemption proceeds) in excess of the aggregate amount of the Partnership’s net “section 704(b)” income and gain realized after the grant of the Series A PI Units.
12.Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
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13.Severability. If any right or limitations of the Series A PI Units set forth in this PUD (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this PUD, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
14.Interpretation. The General Partner, acting reasonably and in good faith, shall have the exclusive power, authority and discretion to interpret the terms of, and any matter arising pursuant to, this PUD. The General Partner’s good faith interpretation of this PUD and all decisions and determinations by the General Partner with respect to this PUD, the Agreement and the applicable Award Agreement are final, binding and conclusive on all parties.
15.Governing Law. This PUD shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.
16.Conflicts with Award Agreement. In the event of any inconsistency between this PUD and the applicable Award Agreement, the terms of the Award Agreement shall control. The General Partner is authorized to modify or amend this PUD as it determines to be necessary or desirable from time to time to conform the terms of this PUD to the applicable Award Agreement, as in effect on the date hereof and as it may be modified in the future. For the avoidance of doubt, all payments with respect to the Annual Distribution Amount (or Reduced Distribution Amount), if any, will be made by the Partnership solely pursuant to the applicable Award Agreement, and not pursuant to this PUD or otherwise with respect to the Series A PI Units, and the Series A PI Units shall represent no rights therein.
17.Conflicts with Agreement. Subject to Section 16, this PUD supplements the Agreement and, to the extent of any conflict between the Agreement and this PUD, the terms of this PUD shall control.
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